                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                  (CHASE LOGO)

                                CREDIT AGREEMENT

                                   dated as of

                                August 18, 2006

                                      Among

                           CALGON CARBON CORPORATION,

                        the Other Borrowers party hereto,

                        the Loan Guarantors party hereto,

                            The Lenders Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,

                           as US Administrative Agent,

                           J.P. MORGAN EUROPE LIMITED

                        as European Administrative Agent,

                                       and

                          J.P. MORGAN SECURITIES INC.,

                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

                              CHASE BUSINESS CREDIT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS...................................................      1
   SECTION 1.01.  Defined Terms..........................................      1
   SECTION 1.02.  Classification of Loans and Borrowings.................     45
   SECTION 1.03.  Terms Generally........................................     45
   SECTION 1.04.  Accounting Terms; GAAP.................................     45
   SECTION 1.05.  Currencies; Exchange Rates.............................     45
   SECTION 1.06.  Parallel Obligations...................................     46
ARTICLE II. THE CREDITS..................................................     47
   SECTION 2.01.  Commitments............................................     47
   SECTION 2.02.  Loans and Borrowings...................................     47
   SECTION 2.03.  Requests for Borrowings................................     48
   SECTION 2.04.  Protective Advances....................................     50
   SECTION 2.05.  Letters of Credit......................................     53
   SECTION 2.06.  Funding of Borrowings..................................     59
   SECTION 2.07.  Interest Elections.....................................     63
   SECTION 2.08.  Termination, Increase, or Reduction of Commitments.....     64
   SECTION 2.09.  Repayment and Amortization of Loans; Evidence of Debt..     66
   SECTION 2.10.  Prepayment of Loans....................................     68
   SECTION 2.11.  Fees...................................................     70
   SECTION 2.12.  Interest...............................................     71
   SECTION 2.13.  Alternate Rate of Interest.............................     72
   SECTION 2.14.  Increased Costs........................................     72
   SECTION 2.15.  Break Funding Payments.................................     73
   SECTION 2.16.  Taxes..................................................     74
   SECTION 2.17.  Payments Generally; Allocation of Proceeds; Sharing of
                  Set-offs...............................................     76
   SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.........     80
   SECTION 2.19.  Returned Payments......................................     81
   SECTION 2.20.  Money of Account, etc..................................     81
   SECTION 2.21.  Currency Fluctuations, etc.............................     81
   SECTION 2.22.  Consolidation of Credit Facilities.....................     82

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE III. REPRESENTATIONS AND WARRANTIES..............................     83
   SECTION 3.01.  Organization; Powers...................................     83
   SECTION 3.02.  Authorization; Enforceability..........................     83
   SECTION 3.03.  Governmental Approvals; No Conflicts...................     84
   SECTION 3.04.  Financial Condition; No Material Adverse Change........     84
   SECTION 3.05.  Properties.............................................     84
   SECTION 3.06.  Litigation and Environmental Matters...................     85
   SECTION 3.07.  Compliance with Laws...................................     85
   SECTION 3.08.  Investment Company Status..............................     85
   SECTION 3.09.  Taxes..................................................     85
   SECTION 3.10.  ERISA..................................................     86
   SECTION 3.11.  Disclosure.............................................     86
   SECTION 3.12.  Material Agreements....................................     86
   SECTION 3.13.  Solvency...............................................     86
   SECTION 3.14.  Insurance..............................................     87
   SECTION 3.15.  Capitalization and Subsidiaries........................     87
   SECTION 3.16.  Security Interest in Collateral........................     87
   SECTION 3.17.  Labor Disputes.........................................     88
   SECTION 3.18.  Security Documents.....................................     88
   SECTION 3.19.  Common Enterprise......................................     89
   SECTION 3.20.  Governing Law and Judgments............................     89
   SECTION 3.21.  Centre of Main Interests...............................     89
   SECTION 3.22.  Adverse Consequences...................................     89
   SECTION 3.23.  Collateral Deposit Accounts............................     89
   SECTION 3.24.  Margin Regulations.....................................     89
ARTICLE IV. CONDITIONS...................................................     89
   SECTION 4.01.  Effective Date.........................................     89
   SECTION 4.02.  Each Credit Event......................................     96
ARTICLE V. AFFIRMATIVE COVENANTS.........................................     96
   SECTION 5.01.  Financial Statements; Borrowing Base and Other
                  Information............................................     96

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 5.02.  Notices of Material Events.............................    100
   SECTION 5.03.  Information Regarding Collateral.......................    101
   SECTION 5.04.  Existence; Conduct of Business.........................    102
   SECTION 5.05.  Payment of Obligations.................................    102
   SECTION 5.06.  Maintenance of Properties..............................    103
   SECTION 5.07.  Books and Records; Inspection Rights...................    103
   SECTION 5.08.  Compliance with Laws...................................    103
   SECTION 5.09.  Use of Proceeds........................................    103
   SECTION 5.10.  Insurance..............................................    104
   SECTION 5.11.  Casualty and Condemnation..............................    104
   SECTION 5.12.  Appraisals.............................................    105
   SECTION 5.13.  Depository Banks.......................................    105
   SECTION 5.14.  Additional Collateral; Further Assurances..............    105
   SECTION 5.15.  Full Cash Dominion; Collateral Deposit Account; Lock
                  Boxes, Collections, Etc................................    107
   SECTION 5.16.  Benefit Plans Payments.................................    110
   SECTION 5.17.  Foreign Intellectual Property..........................    110
   SECTION 5.18.  Post Closing Covenant..................................    110
ARTICLE VI. NEGATIVE COVENANTS...........................................    110
   SECTION 6.01.  Indebtedness...........................................    110
   SECTION 6.02.  Liens..................................................    112
   SECTION 6.03.  Fundamental Changes....................................    113
   SECTION 6.04.  Investments, Loans, Advances and Guarantees............    113
   SECTION 6.05.  Asset Sales............................................    116
   SECTION 6.06.  Sale and Leaseback Transactions........................    117
   SECTION 6.07.  Swap Agreements........................................    117
   SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness..    118
   SECTION 6.09.  Transactions with Affiliates...........................    119
   SECTION 6.10.  Restrictive Agreements.................................    119
   SECTION 6.11.  Amendment of Material Documents........................    120
   SECTION 6.12.  Fixed Charge Coverage Ratio............................    120

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 6.13.  Centre of Main Interest................................    120
   SECTION 6.14.  Government Regulation..................................    120
   SECTION 6.15.  UK Share Restriction...................................    120
ARTICLE VII. EVENTS OF DEFAULT...........................................    121
   SECTION 7.01.  Events of Default......................................    121
ARTICLE VIII. THE ADMINISTRATIVE AGENTS..................................    124
ARTICLE IX. MISCELLANEOUS................................................    127
   SECTION 9.01.  Notices................................................    127
   SECTION 9.02.  Waivers; Amendments....................................    129
   SECTION 9.03.  Expenses; Indemnity; Damage Waiver.....................    131
   SECTION 9.04.  Successors and Assigns.................................    133
   SECTION 9.05.  Survival...............................................    136
   SECTION 9.06.  Counterparts; Integration; Effectiveness...............    136
   SECTION 9.07.  Severability...........................................    137
   SECTION 9.08.  Right of Setoff........................................    137
   SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                  Process................................................    137
   SECTION 9.10.  WAIVER OF JURY TRIAL...................................    138
   SECTION 9.11.  Headings...............................................    139
   SECTION 9.12.  Confidentiality........................................    139
   SECTION 9.13.  Several Obligations; Nonreliance; Violation of Law.....    140
   SECTION 9.14.  USA PATRIOT Act........................................    140
   SECTION 9.15.  Disclosure.............................................    140
   SECTION 9.16.  Appointment for Perfection.............................    141
   SECTION 9.17.  Interest Rate Limitation...............................    141
   SECTION 9.18.  Subordination..........................................    141
   SECTION 9.19.  Consent to Assignment..................................    141
ARTICLE X. LOAN GUARANTY.................................................    142
   SECTION 10.01. Guaranty...............................................    142
   SECTION 10.02. Guaranty of Payment....................................    142
   SECTION 10.03. No Discharge or Diminishment of Loan Guaranty..........    142
   SECTION 10.04. Defenses Waived........................................    143

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 10.05. Rights of Subrogation..................................    143
   SECTION 10.06. Reinstatement; Stay of Acceleration....................    144
   SECTION 10.07. Information............................................    144
   SECTION 10.08. Termination............................................    144
   SECTION 10.09. Taxes..................................................    144
   SECTION 10.10. Maximum Liability......................................    144
   SECTION 10.11. Contribution...........................................    145
   SECTION 10.12. Liability Cumulative...................................    145
ARTICLE XI. BORROWING AGENCY.............................................    146
   SECTION 11.01. Borrowing Agency Provisions; Several Nature of
                  Borrowers..............................................    146
   SECTION 11.02. Waivers................................................    147
   SECTION 11.03. Limitation on Liability of UK Loan Parties.............    147

SCHEDULES:

Schedule 1(a)    - Commitment Schedule
Schedule 1(b)    - Existing Letters of Credit
Schedule 1(c)    - US Collateral Documents
Schedule 1(d)    - UK Collateral Documents
Schedule 1(e)    - Belgian Collateral Documents
Schedule 1(f)    - Other Collateral Documents
Schedule 3.05    - Properties
Schedule 3.06    - Disclosed Matters
Schedule 3.12    - Material Agreements
Schedule 3.14    - Insurance
Schedule 3.15    - Capitalization and Subsidiaries
Schedule 3.18(b) - Financing Statements, Releases and Other Filings re
                   Collateral (other than Intellectual Property)
Schedule 3.18(c) - Filings re Intellectual Property
Schedule 4.01(r) - Non-US Conditions Precedent
Schedule 5.13    - Deposit Accounts
Schedule 5.15    - Collateral Deposit Accounts and Banks with Lock Boxes
Schedule 5.18    - Post Closing Requirements
Schedule 6.01    - Existing Indebtedness
Schedule 6.02    - Existing Liens
Schedule 6.04    - Existing Investments
Schedule 6.10    - Existing Restrictions
Schedule 6.16    - Existing Leases

EXHIBITS:

Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Borrowing Base Certificates
Exhibit C - Form of Compliance Certificate
Exhibit D - Joinder Agreement
Exhibit E - UK Mandatory Costs

[Schedules and Exhibits have been omitted and will be furnished upon request.]

     CREDIT AGREEMENT dated as of August 18, 2006 (as it may be amended or modified from time to time, this "Agreement"), among CALGON CARBON CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), CALGON CARBON INVESTMENTS INC., a corporation organized under the laws of the State of Delaware ("Calgon Investments"), CHEMVIRON CARBON LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02208285 ("Chemviron"), WATERLINK (UK) HOLDINGS LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 03181974 ("Waterlink"), SUTCLIFFE SPEAKMAN LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 029081113 ("Sutcliffe"), LAKELAND PROCESSING LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02926645 ("Lakeland"), CHARCOAL CLOTH (INTERNATIONAL) LIMITED, a private company limited by shares organized under the laws of England and Wales with company number 02743909 ("Charcoal International"), BSC COLUMBUS, LLC, a limited liability company organized under the laws of the State of Delaware ("BSC"), and CCC COLUMBUS LLC, a limited liability company organized under the laws of the State of Delaware ("Columbus"), the Lenders party hereto, J.P. MORGAN EUROPE LIMITED, as the European Administrative Agent, JPMORGAN CHASE BANK, N.A., as the US Administrative Agent, and J.P. MORGAN SECURITIES, INC., as Sole Bookrunner and Sole Lead Arranger.

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to, (a) with respect to the US Borrowers, the Alternate US Base Rate or (b) with respect to the UK Borrowers or the Belgian Borrower, the Alternate Eurocurrency Base Rate, as applicable.

     "Account" has the meaning assigned to such term in the US Security
Agreement.

     "Account Debtor" means any Person obligated on an Account.

     "Acquisition" means any transaction, or any series of related transactions, consummated after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

     "Adjusted LIBO Rate" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) with respect to US Revolving Loans, the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate, (b) with respect to UK Revolving Loans, the LIBO Rate for such Interest Period plus the UK Mandatory Costs and (c) with respect to Belgian Revolving Loans, the LIBO Rate for such Interest Period plus the Belgian Mandatory Costs.

     "Administrative Agents" means the US Administrative Agent and the European Administrative Agent.

     "Administrative Questionnaire" means an administrative questionnaire in a form supplied by an Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Aggregate Belgian Revolving Exposure" means, at any time, the aggregate Belgian Revolving Exposure of all Lenders.

     "Aggregate UK Revolving Exposure" means, at any time, the aggregate UK Revolving Exposure of all Lenders.

     "Aggregate US Revolving Exposure" means, at any time, the aggregate US Revolving Exposure of all Lenders.

     "Agreement" has the meaning assigned to such term in the introductory paragraph of this Agreement.

     "Alternate US Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate US Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Alternate Eurocurrency Base Rate" means, on each day with respect to any UK Revolving Loan, UK Borrowing, or any Belgian Revolving Loan or Belgian
Borrowing: (a) as to UK Revolving Loans, UK Borrowings, Belgian Revolving Loans or Belgian Borrowings in Dollars, the rate of interest determined by the European Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Moneyline Telerate Service Page 3750 for Dollar overnight LIBOR plus the UK Mandatory Costs or Belgian Mandatory Costs, as applicable, (b) as to UK Revolving Loans or UK Borrowings in Sterling, the rate of interest determined by the European Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Moneyline Telerate Service Page 3750 for Sterling overnight LIBOR plus the UK Mandatory Costs, (c) as to UK Revolving Loans or UK

Borrowings in Euro, the rate of interest determined by the European Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Moneyline Telerate Service Page 3750 for Overnight EURIBOR, plus the UK Mandatory Costs and (d) as to Belgian Revolving Loans or Belgian Borrowings in Euro, the rate of interest determined by the European Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Moneyline Telerate Service Page 3750 for Overnight EURIBOR, plus, in each case, the Belgian Mandatory Costs. In the event that such rate does not appear on the Moneyline Telerate Service Page 3750 (or otherwise on the Moneyline Telerate Service screen), the Alternate Eurocurrency Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the European Administrative Agent, or, in the absence of such availability, the Alternate Eurocurrency Base Rate shall be the rate of interest determined in commercial good faith by the European Administrative Agent to be the rate per annum at which overnight deposits in Sterling or Euro, as the case may be, are offered by the principal office of Chase in London to major banks in the London interbank market.

     "Applicable Margin" means, for any day, with respect to any Interest Payment Date, a Eurocurrency Loan or ABR Loan, as the case may be, the rate per annum set forth below under the caption "Alternate US Base Rate Spread", "Eurocurrency Spread", Alternate Eurocurrency Base Rate Spread", as the case may be, based upon Average Monthly US Borrowing Base Availability as follows:

                                                                      Alternate
Average Monthly US Borrowing   Alternate US Base   Eurocurrency   Eurocurrency Base
Base Availability                Rate Spread          Spread         Rate Spread
----------------------------   -----------------   ------------   -----------------
Category 1                           0.50%             2.25%            2.25%
Less than $15,000,000
Category 2                           0.00%             1.75%            1.75%
$15,000,000 or more but less
than $25,000,000
Category 3                           0.00%             1.50%            1.50%
$25,000,000 or more but less
than $35,000,000
Category 4                           0.00%             1.25%            1.25%
$35,000,000 or more

     For purposes of the foregoing, until the delivery to the US Administrative Agent, pursuant to Section 5.01, of the financial information of the Company on a Consolidated Basis for the first fiscal month ending no sooner than three months after the Effective Date (i.e. November, 2006), the Applicable Margin shall be the Applicable Margin per annum set forth above in Category 2, and thereafter (a) the Applicable Margin shall be determined by the US Administrative Agent as of the end of each fiscal month of the Company on a Consolidated Basis based upon Average Monthly US Borrowing Base Availability during the month then ended and (b) each change in the Applicable Margin resulting from a change in Average Monthly US Borrowing Base Availability shall be effective on the first day of the next month following delivery to the US Administrative Agent pursuant to Section 5.01 of the financial information of the Company on a Consolidated Basis for the fiscal month referred to in clause (a) above until the effective date of the next such change; provided that Average Monthly US Borrowing Base Availability shall be deemed to be in Category 1 if an Event of Default has occurred which is then continuing; provided further that notwithstanding anything to the contrary herein any change in the Applicable Margin in respect of a Eurocurrency Loan outstanding at the time of such change shall not be effective until the first day of the next Interest Period in respect of such Eurocurrency Loan.

     "Applicable Percentage" means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender's Total Revolving Commitment and the denominator of which is the aggregate Total Revolving Commitment of all Lenders (if the Total Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender's share of the aggregate Total Revolving Exposure at that time).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agents, in the form of Exhibit A or any other form approved by the Administrative Agents.

     "Available Revolving Commitment" means, at any time, the aggregate Total Revolving Commitment then in effect minus the Total Revolving Exposure at such time.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Average Monthly US Borrowing Base Availability" means, at any time, the average daily difference during the fiscal month most recently ended prior to such time between (a) the US Borrowing Base and (b) the Aggregate US Revolving Exposure, as determined by the US Administrative Agent in its Permitted Discretion.

     "Banking Services" means each and any of the following bank services provided to any Loan Party by either Administrative Agent or any of its
Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, BACS facilities (Bank Automated Clearing), check encashment and interstate depository network services).

     "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

     "Banking Services Reserves" means all Reserves which the US Administrative Agent or European Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

     "Belgian Availability" means, at any time, an amount equal to the lesser of
(a) the aggregate Total Revolving Commitment of all Lenders minus the Total Revolving Exposure of all Lenders and (b)(i) the lesser of the aggregate Belgian Revolving Sublimit of all Lenders and the Belgian Borrowing Base minus (ii) the Aggregate Belgian Revolving Exposure; provided that to the extent the Belgian Borrowing Base includes any US Availability such amount shall be calculated after giving effect to any requested US Revolving Loans and US Letters of Credit.

     "Belgian Borrower" means the Company, in its capacity as the "borrower" under the Belgian Revolving Sublimit.

     "Belgian Borrowing" means (a) Belgian Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) a Protective Belgian Advance.

     "Belgian Borrowing Base" means, at any time, 80% of the Eligible Belgian Accounts at such time, minus (b) if applicable, Belgian Reserves minus (c) Reserves (in each case expressed in Dollars) plus (c) to the extent Belgian Availability would be less than zero, US Availability. The Administrative Agents may, in their Permitted Discretion, reduce the advance rate set forth above, adjust Belgian Reserves or Reserves or reduce one or more of the other elements used in computing the Belgian Borrowing Base.

     "Belgian Borrowing Representative" means the Belgian Borrower.

     "Belgian Collateral Documents" means, the documents and agreements set forth on Schedule 1(e) hereto, as amended, supplemented or otherwise modified from time to time and to the extent additional Collateral in Belgium is granted by the Belgian Borrower after the Effective Date, each of the parties hereto authorize the Administrative Agents to supplement such schedule.

     "Belgian Funding Account" has the meaning assigned to such term in Section 4.01(h).

     "Belgian LC Collateral Account" has the meaning assigned to such term in
Section 2.05(k).

     "Belgian LC Disbursement" means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit issued for the account of the Belgian Borrower.

     "Belgian LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued on behalf of the Belgian Borrower plus (b) the aggregate amount of all Belgian LC Disbursements that have not yet been reimbursed by or on behalf of the Belgian Borrower at such time. The Belgian LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Belgian LC Exposure at such time.

     "Belgian Mandatory Costs" means, in relation to a Belgian Revolving Loan or unpaid sum thereon, the rate per annum notified by any Lender to the European Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the National Bank of Belgium, the Commission for Banking, Finance and Insurance or the European Central Bank.

     "Belgian Real Property" means the Company's 10 hectares of land at Feluy (Industrial Zoning C) (Belgium), 1.5 hectares of land at LaLouviere (Belgian) and various buildings (offices warehouses, laboratory, workshops, etc.) located on such land.

     "Belgian Reserves" means third party claims against the assets of the Belgian Borrower ranking or which may rank equal or prior to the claims of the European Administrative Agent or the US Administrative Agent (including by way of retention of title); provided that such amounts shall be adjusted from time to time hereafter upon delivery to the European Administrative Agent of an acceptable waiver.

     "Belgian Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Belgian Revolving Loans and its Belgian LC Exposure, and its commitment hereunder with respect to Protective Belgian Advances, in each case expressed in Dollars.

     "Belgian Revolving Loan" means a Loan made to the Belgian Borrower pursuant to Section 2.01(c).

     "Belgian Revolving Sublimit" means, with respect to each Lender, the commitment, if any, of such Lender to make Belgian Revolving Loans and to acquire participations in Protective Belgian Advances and Letters of Credit issued for the account of the Belgian Borrower hereunder, expressed as an amount in Dollars representing the maximum possible aggregate amount of such Lender's Revolving Belgian Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to the other provisions of Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Belgian Revolving Sublimit is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Belgian Revolving Sublimit, as applicable.

     "Belgian Security Agreement" means the Receivables Pledge Agreement including Bank Accounts, dated as of the date hereof, between the Belgian Borrower and the European Administrative Agent, in form and substance satisfactory to the Administrative Agents.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowers" means, collectively, the US Borrowers, the UK Borrowers and the Belgian Borrower, and "Borrower" means any of the Borrowers individually.

     "Borrowing" means, as applicable, a US Borrowing, a UK Borrowing and/or a Belgian Borrowing.

     "Borrowing Base" means any of the US Borrowing Base, the UK Borrowing Base or the Belgian Borrowing Base.

     "Borrowing Base Certificate" means (a) with respect to the US Borrowing Base, a certificate, substantially in the form of Exhibit B-1 hereto (with such changes therein as may be required by the US Administrative Agent to reflect the components of and reserves against the

US Borrowing Base as provided for hereunder from time to time) or another form which is acceptable to the US Administrative Agent in its sole discretion, executed and certified as accurate and complete by a Financial Officer of the Company, on behalf of the US Borrowers, (b) with respect to the UK Borrowing Base, a certificate, substantially in the form of Exhibit B-2 hereto (with such changes therein as may be required by the Administrative Agents to reflect the components of and reserves against the UK Borrowing Base as provided for hereunder from time to time) or another form which is acceptable to the Administrative Agents in their sole discretion, executed and certified as accurate and complete by a Financial Officer of the Company, on behalf of the UK Borrowers, and (c) with respect to the Belgian Borrowing Base, a certificate, substantially in the form of Exhibit B-3 hereto (with such changes therein as may be required by the Administrative Agents to reflect the components of and reserves against the Belgian Borrowing Base as provided for hereunder from time to time) or another form which is acceptable to the Administrative Agent in their sole discretion, executed and certified as accurate and complete by a Financial Officer of the Company.

     "Borrowing Representative" means, as applicable, the US Borrowing Representative, the UK Borrowing Representative and/or the Belgian Borrowing Representative.

     "Borrowing Request" means a request by a Borrowing Representative for a Borrowing, in accordance with Section 2.02.

     "Business Day" means, as the context shall require, a US Business Day, a European Business Day or any of the foregoing.

     "Calculation Date" means each US Business Day or European Business Day, as applicable, of each calendar week.

     "Capital Expenditures" means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of the Company on a Consolidated Basis prepared in accordance with GAAP including, without limitation, Capital Lease Obligations.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Centre of Main Interests" has the meaning given to it in Article 3(1) of Council Regulation (EC) No B461/2000 of 29 May, 2000 on Insolvency Proceedings.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company or (b) such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the

Exchange Act) who, at the time of the execution of this Agreement, does not own 5% or more of the Equity Interests of the Company, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Equity Interests representing more than 20% of the total voting power of the Equity Interests of the Company on a fully diluted basis, (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by Persons who were neither (A) nominated by the Board of Directors of the Company nor (B) appointed by directors so nominated, (iii) the merger or consolidation of any Borrower with or into another Person, or the merger or consolidation of another Person with and into any Borrower, with the effect that, immediately after such transaction, the stockholders of such Borrower immediately prior to such transaction hold less than 50% of the Equity Interests of the Person surviving such merger or consolidation, (iv) the Company shall cease to own, directly or indirectly, 100% of the fully diluted Equity Interests of any other Borrower or (v) the occurrence of any "Change of Control" as defined in the Convertible Note Indenture.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Chase" means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or Loans comprising such Borrowing, are Revolving Loans, or Protective Advances and, when used in reference to any Commitment or Sublimit, refers to a Total Revolving Commitment, a UK Revolving Sublimit or a Belgian Revolving Sublimit.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of either (a) the US Administrative Agent, on behalf of itself and the Lenders, or (b) the European Administrative Agent, on behalf of itself and the Lenders, in each case, to secure the Secured Obligations.

     "Collateral Access Agreement" has the meaning assigned to such term in the US Security Agreement.

     "Collateral Deposit Account" has the meaning set forth in Section 5.15(a).

     "Collateral Documents" means, collectively, the US Collateral Documents, the UK Collateral Documents, the Belgian Collateral Documents, the Other Collateral Documents and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

     "Collection Account" has the meaning set forth in Section 5.15(a).

     "Commitment" means, with respect to any Lender, such Lender's Total Revolving Commitment, UK Revolving Sublimit or Belgian Revolving Sublimit, or any of the foregoing, as the context requires.

     "Commitment Schedule" means Schedule 1(a) attached hereto and identified as the "Commitment Schedule".

     "Companies Act" means the Companies Act of 1985, as applied to companies incorporated in England and Wales or Scotland.

     "Company on a Consolidated Basis" means the consolidation of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidation Date" has the meaning set forth in Section 2.22.

     "Containment Business" means the Company's business related to the design, manufacture, installation and maintenance of building air containment systems with "single-use" filters.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Control Agreement" means an agreement, in form and substance satisfactory to the Administrative Agents, among any Loan Party, a banking institution holding such Loan Party's funds, and the applicable Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

     "Controlled Disbursement Accounts" means, collectively, account(s) of the US Borrowers maintained with the US Administrative Agent, as a zero balance, cash management account(s) pursuant to and under any agreement between any US Borrower and the US Administrative Agent, as modified and amended from time to time, and through which all disbursements of the US Borrowers are made and settled on a daily basis with no uninvested balance remaining overnight.

     "Convertible Notes" means the Company's Convertible Senior Unsecured Notes due 2036, including any additional notes issued upon exercise of the over-allotment option, in each case as issued pursuant to the Convertible Note Indenture in an aggregate principal amount equal to $65,000,000 (or up to $75,000,000 if the entire over-allotment option is exercised), as amended, supplemented or otherwise modified in accordance with the restrictions of
Section 6.11.

     "Convertible Note Indenture" means the Indenture dated as of the date hereof, among the Company, the Guarantors and The Bank of New York, as trustee, as amended, supplemented or otherwise modified in accordance with the restrictions of Section 6.11.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "Document" has the meaning assigned to such term in the US Security Agreement.

     "Dollars" or "$" refers to lawful money of the United States of America.

     "Dollar Equivalent" means, with respect to an amount expressed in an Optional Currency on any date, the amount of Dollars that may be purchased with such amount of such Optional Currency at the Exchange Rate with respect to such Optional Currency on such date.

     "EBITDA" means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in an amount less than $250,000 or any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company on a Consolidated Basis in accordance with GAAP.

     "EC Treaty" means the Treaty establishing the European Community, as amended from time to time.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Eligible Belgian Accounts" means and includes, with respect to the Belgian Borrower, the Accounts of the Belgian Borrower which the Administrative Agents, in their Permitted Discretion, shall deem to be eligible as the basis for the extension of Belgian Revolving Loans and the issuance of Letters of Credit for the account of the Belgian Borrower hereunder, based on such considerations as the Administrative Agents may from time to time reasonably deem appropriate. An Account shall not be deemed eligible unless such Account is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Administrative Agents. Without limiting the Administrative Agents' discretion provided herein, Eligible Belgian Accounts shall not include any Account:

     (a) which is not subject to a first priority perfected security interest in favor of the European Administrative Agent;

     (b) which is subject to any Lien or extended retention of title other than
(i) a Lien in favor of the European Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the European Administrative Agent;

     (c) with respect to which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Belgian Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

     (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

     (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Belgian Borrower exceeds 10% of the aggregate of the Eligible Belgian Accounts, Eligible UK Accounts and Eligible US Accounts;

     (f) with respect to which any covenant, representation, or warranty contained in this Agreement, or the Belgian Security Agreement has been breached or is not true;

     (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agents which has been sent to the Account Debtor, (iii) represents a progress billing unless such Account represents the final payment due under such progress billing arrangement (excluding retainage) and the Administrative Agents have received evidence of the Account Debtor's acceptance of the good or services to which such Account relates, (iv) is contingent upon the applicable Borrower's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Belgian Borrower or if such Account was invoiced more than once;

     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

     (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee or liquidator,
(iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) taken any step (including without limitation the giving of notice or the making of an application) or in respect of which any step has been taken by any other party to appoint an administrator to it or to appoint a liquidator, trustee in bankruptcy, receiver, administrative receiver or similar officer to it or any part of its assets or undertaking, (v) any attachment, distress, diligence, arrestment, execution or other legal process levied, enforced or sued against it or its assets or any person has validly taken possession of any of the property or assets of an Account Debtor or any steps have been taken to enforce any encumbrance against any property or assets of an Account Debtor, (vi) a nominee or supervisor appointed for it or a proposal is made for a composition in satisfaction of its debts or for a scheme of arrangement of its affairs with any creditor relating to a reconstruction or readjustment of debt, (vii) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (viii) become insolvent, or (ix) ceased operation of its business or threatens to cease to carry on its business or a significant part of it;

     (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

     (l) which is owed by an Account Debtor outside of any European country that was not part of the European Union prior to May 1, 2004;

     (m) which is owed in any currency other than Dollars or an Optional
Currency;

     (n) which is owed by a Borrower or any Affiliate, employee, officer, director, agent or stockholder of any other Loan Party or by a Person controlled by an Affiliate of any Loan Party;

     (o) which, for any Account Debtor, exceeds a credit limit reasonably determined by the Administrative Agents, to the extent of such excess;

     (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

     (q) which is subject to any counterclaim, deduction, defense, setoff, pleas in compensation or dispute but only to the extent of any such counterclaim, deduction, defense, setoff, plea in compensation or dispute;

     (r) which is evidenced by any promissory note, chattel paper, or instrument;

     (s) with respect to which the applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the applicable Borrower created a new receivable for the unpaid portion of such Account;

     (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Borrower has or has had an ownership interest in such goods, or which indicates any party other than the applicable Borrower as payee or remittance party;

     (u) which was created on cash on delivery terms; or

     (v) which has been designated or included by the US Borrowers as an Eligible US Account of any US Borrowing Base Certificate; or

     (w) which the Administrative Agents reasonably determine may not be paid by reason of the Account Debtor's inability to pay or which the European Administrative Agent, in its Permitted Discretion, otherwise determines is unacceptable for any reason whatsoever.

     In the event that an Account which was previously an Eligible Belgian Account ceases to be an Eligible Belgian Account hereunder, the Belgian Borrowing Representative shall notify the Administrative Agents thereof on and at the time of submission to the Administrative Agents of the next Borrowing Base Certificate. In determining the amount of an Eligible Belgian Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Belgian Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Belgian Borrower to reduce the amount of such Account.

     "Eligible UK Accounts" means and includes, with respect to the UK Borrowers, the Accounts of any UK Borrower which the Administrative Agents, in their Permitted Discretion, shall deem to be eligible as the basis for the extension of UK Revolving Loans and the issuance of Letters of Credit for the account of any UK Borrower hereunder, based on such considerations as the Administrative Agents may from time to time reasonably deem appropriate. An Account shall not be deemed eligible unless such Account is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to the Administrative Agents. Without limiting the Administrative Agents' discretion provided herein, Eligible UK Accounts shall not include any Account:

     (a) which is not subject to a first priority perfected security interest in favor of the European Administrative Agent;

     (b) which is subject to any Lien or extended retention of title other than
(i) a Lien in favor of the European Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the European Administrative Agent;

     (c) with respect to which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of any UK Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

     (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

     (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the UK Borrowers exceeds 10% of the aggregate of the Eligible Belgian Accounts, Eligible UK Accounts and Eligible US Accounts;

     (f) with respect to which any covenant, representation, or warranty contained in this Agreement or the UK Debenture has been breached or is not true;

     (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agents which has been sent to the Account Debtor, (iii) represents a progress billing unless such Account represents the final payment due under such progress billing arrangement (excluding retainage) and the Administrative Agents have received evidence of the Account Debtor's acceptance of the good or services to which such Account relates, (iv) is contingent upon the applicable Borrower's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the UK Borrowers or if such Account was invoiced more than once;

     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

     (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) taken any step (including without limitation the giving of notice or the making of an application) or in respect of which any step has been taken by any other party to appoint an administrator to it or to appoint a liquidator, trustee in bankruptcy, receiver, administrative receiver or similar officer to it or any part of its assets or undertaking or suspension of debts or a moratorium of any indebtedness, (v) any attachment, distress, diligence, arrestment, execution or other legal process levied, enforced or sued against it or its assets or any person has validly taken possession of any of the property or assets of an Account Debtor or any steps have been taken to enforce any encumbrance against any property or assets of an Account Debtor, (vi) a nominee or supervisor appointed for it or a proposal is made for a composition in satisfaction of its debts or for a scheme of arrangement of its affairs with any creditor relating to a reconstruction or readjustment of debt, (vii) admitted in writing its inability, or is generally unable to, pay its debts as they become due within the meaning of the Insolvency Act 1986, (viii) become insolvent, or (ix) ceased operation of its business or threatens to cease to carry on its business or a significant part of it;

     (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

     (l) which is owed by an Account Debtor outside of (x) the United Kingdom or
(y) any European country that was not part of the European Union prior to May 1, 2004;

     (m) which is owed in any currency other than Dollars or an Optional
Currency;

     (n) which is owed by a Borrower or any Affiliate, employee, officer, director, agent or stockholder of any other Loan Party or by a Person controlled by an Affiliate of any Loan Party;

     (o) which, for any Account Debtor, exceeds a credit limit reasonably determined by the Administrative Agents, to the extent of such excess;

     (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

     (q) which is subject to any counterclaim, deduction, defense, setoff, pleas in compensation or dispute but only to the extent of any such counterclaim, deduction, defense, setoff, plea in compensation or dispute;

     (r) which is evidenced by any promissory note, chattel paper, or instrument;

     (s) with respect to which the applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the applicable Borrower created a new Account for the unpaid portion of such Account;

     (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Borrower has or has had an ownership interest in such goods, or which indicates any party other than the applicable Borrower as payee or remittance party;

     (u) which was created on cash on delivery terms; or

     (v) which the Administrative Agents reasonably determine may not be paid by reason of the Account Debtor's inability to pay or which the Administrative Agents otherwise determine, in their Permitted Discretion, is unacceptable for any reason whatsoever.

     In the event that an Account which was previously an Eligible UK Account ceases to be an Eligible UK Account hereunder, the UK Borrowing Representative shall notify the Administrative Agents thereof on and at the time of submission to the Administrative Agents of the next UK Borrowing Base Certificate. In determining the amount of an Eligible UK Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any UK Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable UK Borrower to reduce the amount of such Account.

     "Eligible UK Inventory" means, at any time, the Inventory of any UK Borrower which the Administrative Agents determine in its Permitted Discretion is eligible as the basis for the extension of UK Revolving Loans and the issuance of Letters of Credit hereunder. Without limiting the European Administrative Agent's discretion provided herein, Eligible UK Inventory shall not include any Inventory:

     (a) which is not subject to a first priority perfected Lien in favor of the European Administrative Agent;

     (b) which is subject to any Lien or retention of title other than (i) a Lien in favor of the European Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the European Administrative Agent;

     (c) which is, in the European Administrative Agent's opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

     (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the UK Debenture has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

     (e) in which any Person other than the applicable Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

     (f) which is not finished goods or raw materials or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, folding components and other "components", packages, shipping materials or supplies consumed in UK Borrowers' business, shrink and warranty reserves, bill-and-hold goods, goods that are returned or marked for return (unless such returned goods are in saleable condition as finished goods and require no further processing or fabrication), repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

     (g) which is not located in the United Kingdom or is in transit with a common carrier from vendors and suppliers;

     (h) which is located in any location leased by the applicable Borrower unless the lessor has delivered to the European Administrative Agent a Collateral Access Agreement with respect to such location;

     (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the European Administrative Agent a Collateral Access Agreement and such other documentation as the European Administrative Agent may require with respect to such location;

     (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

     (k) which is a discontinued product or component thereof;

     (l) which is the subject of a consignment by a Borrower as consignor;

     (m) which is perishable;

     (n) which contains or bears any intellectual property rights licensed to a Borrower unless the Administrative Agents are satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

     (o) which is not reflected in a current perpetual inventory report of a UK Borrower; or

     (p) which the Administrative Agents otherwise reasonably determine, in their Permitted Discretion, is unacceptable for any reason whatsoever.

     In the event that Inventory which was previously Eligible UK Inventory ceases to be Eligible UK Inventory hereunder, the UK Borrowing Representative shall notify the Administrative Agents thereof on and at the time of submission to the Administrative Agents of the next UK Borrowing Base Certificate.

     "Eligible US Accounts" means and includes, with respect to each US Borrower, the Accounts of such Borrower which the US Administrative Agent, in its Permitted Discretion, shall deem to be eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder, based on such considerations as the US Administrative Agent may from time to time reasonably deem appropriate. An Account shall not be deemed eligible unless such Account is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Administrative Agent. Without limiting the US Administrative Agent's discretion provided herein, Eligible US Accounts shall not include any
Account:

     (a) which is not subject to a first priority perfected security interest in favor of the US Administrative Agent;

     (b) which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the US Administrative Agent;

     (c) with respect to which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the applicable Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

     (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

     (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the US Borrowers exceeds 10% of the aggregate of the Eligible Belgian Accounts, Eligible UK Accounts and Eligible US Accounts;

     (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the US Security Agreement has been breached or is not true;

     (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the US Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Borrower's completion of any further performance,
(v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Borrower or if such Account was invoiced more than once;

     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

     (j) which is owed by an Account Debtor which has: (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

     (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

     (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the US or Canada (other than the Province of Newfoundland) or (ii) is not organized under applicable law of the US, any state of the US, Canada, or any province of Canada (other than the Province of Newfoundland) unless, in either case, such Account is backed by a Letter of Credit acceptable to the US Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the US Administrative Agent;

     (m) which is owed in any currency other than Dollars;

     (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the US unless such Account is backed by a Letter of Credit acceptable to the US Administrative Agent which is in the possession of the US Administrative Agent, or (ii) the government of the US, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 USC. Section 3727 et seq. and 41 USC. Section 15 et seq.), and any other steps necessary to perfect the Lien of the US Administrative Agent in such Account have been complied with to the US Administrative Agent's satisfaction;

     (o) which is owed by a Borrower or any Affiliate, employee, officer, director, agent or stockholder of any other Loan Party or by a Person controlled by an Affiliate of any Loan Party;

     (p) which, for any Account Debtor, exceeds a credit limit reasonably determined by the US Administrative Agent, to the extent of such excess;

     (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

     (r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

     (s) which is evidenced by any promissory note, chattel paper, or instrument;

     (t) which is owed by an Account Debtor located in Minnesota or any other jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

     (u) with respect to which the applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

     (v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

     (w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Borrower has or has had an ownership interest in such goods, or which indicates any party other than the applicable Borrower as payee or remittance party;

     (x) which was created on cash on delivery terms; or

     (y) which the US Administrative Agent reasonably determines may not be paid by reason of the Account Debtor's inability to pay or which the US Administrative Agent otherwise determines, in its Permitted Discretion, is unacceptable for any reason whatsoever.

     In the event that an Account which was previously an Eligible US Account ceases to be an Eligible US Account hereunder, the US Borrowing Representative shall notify the US Administrative Agent thereof on and at the time of submission to the US Administrative Agent of the next US Borrowing Base Certificate. In determining the amount of an Eligible US Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and
(ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrower to reduce the amount of such Account.

     "Eligible US Equipment" means the equipment owned by a US Borrower and meeting each of the following requirements:

     (a) such Borrower has good title to such equipment;

     (b) such Borrower has the right to subject such equipment to a Lien in favor of the US Administrative Agent; such equipment is subject to a first priority perfected Lien in favor of the US Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the US Administrative Agent);

     (c) the full purchase price for such equipment has been paid by such Borrower;

     (d) such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the US Administrative Agent, or (ii) leased by such Borrower where (x) the lessor has delivered to the US Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the US Administrative Agent in its Permitted Discretion;

     (e) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of the Borrower;

     (f) such equipment is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or which restricts the US Administrative Agent's ability to take possession of, sell or otherwise dispose of such equipment; and

     (g) such equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which such equipment is located.

     In the event that equipment which was previously Eligible US Equipment ceases to be Eligible US Equipment hereunder, the US Borrowing Representative shall notify the US Administrative Agent on and at the time of submission to the US Administrative Agent of the next US Borrowing Base Certificate.

     "Eligible US Inventory" means, at any time, the Inventory of the US Borrowers which the US Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder. Without limiting the US Administrative Agent's discretion provided herein, Eligible US Inventory shall not include any
Inventory:

     (a) which is not subject to a first priority perfected Lien in favor of the US Administrative Agent;

     (b) which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the US Administrative Agent;

     (c) which is, in the US Administrative Agent's opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity (except at the US Administration Agent's sole discretion, certain slow moving Inventory may be deemed to be Eligible US Inventory);

     (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the US Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

     (e) in which any Person other than the applicable Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

     (f) which is not finished goods or raw materials or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, folding components and other "components", packages, shipping materials or supplies consumed in US Borrowers' business, shrink and warranty reserves, bill-and-hold goods, goods that are returned or marked for return (unless such returned goods are in saleable condition as finished goods and require no further processing or fabrication), repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

     (g) which is not located in the US or is in transit with a common carrier from vendors and suppliers;

     (h) which is located in any location leased by the applicable Borrower unless the lessor has delivered to the US Administrative Agent a Collateral Access Agreement with respect to such location;

     (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the US Administrative Agent a Collateral Access Agreement and such other documentation as the US Administrative Agent may require with respect to such location;

     (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

     (k) which is a discontinued product or component thereof;

     (l) which is the subject of a consignment by a Borrower as consignor;

     (m) which is perishable;

     (n) which contains or bears any intellectual property rights licensed to a Borrower unless the US Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

     (o) which is not reflected in a current perpetual inventory report of a US Borrower; or

     (p) which the US Administrative Agent otherwise reasonably determines is unacceptable for any reason whatsoever.

     In the event that Inventory which was previously Eligible US Inventory ceases to be Eligible US Inventory hereunder, the US Borrowing Representative shall notify the US

Administrative Agent thereof on and at the time of submission to the US Administrative Agent of the next US Borrowing Base Certificate.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equipment" has the meaning set forth in Article 9 of the UCC.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the US Borrowers, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Borrower or any ERISA Affiliate from any Multiemployer Plan of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Establishment" means any place of operation where any UK Borrower carries on non-transitory economic activity with human means and goods.

     "Euro", "Eur" and "E" means the single currency introduced in the third stage of economic and monetary union pursuant to the EC Treaty.

     "Eurocurrency" means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the applicable Adjusted LIBO Rate.

     "European Administrative Agent" means JP Morgan Europe Limited, in its capacity as administrative agent for the Lenders hereunder with respect to the UK Borrowings and the Belgian Borrowings.

     "European Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan in Euros, the term "Business Day" shall also exclude any day which is not a TARGET Day.

     "Exchange Rate" means, on any day, (a) with respect to an Optional Currency in relation to Dollars, the spot rate at which Dollars are offered on such day by Chase in New York City for such Optional Currency at approximately 12:00 p.m. (New York City time) or 11:00 a.m. (London time), as applicable, and (b) with respect to Dollars in relation to the respective Optional Currency, the spot rate at which amounts in such Optional Currency are offered on such day by Chase in New York City for Dollars at approximately 12:00 p.m. (New York City time) or 11:00 a.m. (London time), as applicable, as quoted generally to customers of Chase.

     "Existing Belgian Credit Facility" means that certain Letter Agreement dated May 24, 2002 between Chemviron Carbon Branch of Calgon Carbon Corporation and Bank Brussels Lambert, as amended from time to time as of the date immediately prior to the Effective Date hereof.

     "Existing Credit Agreement" means the Existing US Credit Agreement, the Existing UK Credit Facility and/or the Existing Belgian Credit Facility, as the context would indicate.

     "Existing UK Credit Facility" means (a) that certain business overdraft facility letter dated March 3, 2006 between Chemviron and Barclays Bank PLC and
(b) that certain facility letter among certain of the UK Loan Parties and Royal Bank of Scotland, each as amended as of the date immediately prior to the Effective Date hereof.

     "Existing US Credit Agreement" means the Amended and Restated Credit Agreement dated as of January 30, 2006 among the Company, the lending institutions party thereto and National City Bank of Pennsylvania, as administrative agent and collateral agent.

     "Existing Letters of Credit" means the letters of credit issued prior to and outstanding as of the Effective Date, which were issued under (a) the Existing US Credit Agreement, (b) the Existing UK Credit Facility or (c) the Existing Belgian Credit Facility and are listed on Schedule 1(b) hereof under the caption "Existing Letters of Credit".

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Excluded Taxes" means, (x) with respect to the US Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any US Borrower hereunder, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any US Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrowing Representative under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.16(a), (y) with respect to the European Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any UK Borrower hereunder, (i) income or corporation taxes imposed on (or measured by) its net income by the United Kingdom, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such UK Borrower is located and
(iii) in the case of a Lender which is a Non-UK Lender (other than an assignee pursuant to a request by a Borrowing Representative under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 2.16(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any UK Borrower with respect to such withholding tax pursuant to Section 2.16(a) and (z) with respect to the European Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Belgian Borrower hereunder, (i) income or corporation taxes imposed on (or measured by) its net income by Belgium, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Belgian Borrower is located and (iii) in the case of a Lender which is a Non-Belgian Lender (other than an assignee pursuant to a request by a Borrowing Representative under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 2.16(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Belgian Borrower with respect to such withholding tax pursuant to Section 2.16(a).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Finance Parties" has the meaning set forth in Section 3.22.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company or, if the context otherwise indicates, any other applicable Borrower.

     "Fixed Charges" means, with reference to any period, without duplication, cash Interest Expense for such period, plus scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash during such period, plus any Restricted Payments paid in cash during such period, plus Capital Lease Obligation payments made during such period, plus contributions to all Plan and Foreign Pension Plans paid in cash during such period to the extent such contributions exceed the expenses of such Plan and Foreign Pension Plan for such period, all calculated for the Company on a Consolidated Basis in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of each of fiscal quarter of the Company on a Consolidated Basis for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures (excluding, for the fiscal quarters ending on June 30, 2006 and September 30, 2006, the amount of any Reimbursable Capital Expenditures) to (b) Fixed Charges, all calculated for the Company on a Consolidated Basis in accordance with GAAP.

     "Fixtures" has the meaning set forth in Article 9 of the UCC.

     "Foreign Employee Benefit Plans" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of any Borrower, but which is not covered by ERISA pursuant to
Section 4(b)(4) of ERISA.

     "Foreign Lender" means any Lender that is a Non-US Lender.

     "Foreign Pension Plan" means any Foreign Employee Benefit Plan which, under local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

     "Foreign Pension Plan Event" means any event with respect to a Foreign Employee Benefit Plan which (a) only as to Foreign Employee Benefit Plans, would be a "reportable event" as defined in Section 4043 of ERISA or the regulations issued thereunder if those provisions were applicable to the relevant Foreign Employee Benefit Plan (other than an event for which the 30-day notice period would be waived); provided that Section 4043(c)(5) of the Code and PBGS Regulation Section 4043.25 shall be applied with reference to the funding laws applicable to such Foreign Employee Benefit Plan rather than Section 412 of the Code; (b) is the termination of the plan in whole or in part at a time when it is not fully funded on a windup basis; (c) is the receipt of a proposal to wind up the plan in whole or in part issued by the relevant governmental or other regulatory authority; or (d) is the failure to make required contributions to a plan when such amounts are due.

     "Full Cash Dominion Event" means, in respect of any Loan Party, (a) the occurrence and continuation of an Event of Default, or (b) the occurrence of any event, condition or circumstance that results in the US Availability falling below $15,000,000 at any time.

     "Funding Account" means the US Funding Account, the UK Funding Account, or the Belgian Funding Account as applicable.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Gilt-Edged Securities" means securities which are issued and guaranteed by the British government to raise funds and publicly traded in England.

     "Governmental Authority" means the government of the United States of America, the United Kingdom, Belgium, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" or "Guaranty" (including, if the tense so requires, "Guaranteed") of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guaranteed Obligations" has the meaning assigned to such term in Section 10.01.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hazardous Materials Indemnity Agreement" means the Hazardous Materials Indemnity Agreement dated as of the Effective Date among the US Loan Parties and the US Administrative Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Inactive Subsidiaries" means (a) Solarchem Environmental Systems, Inc., a corporation organized under the laws of the State of Nevada, (b) Advanced Separations Technologies Inc., a corporation organized under the laws of the State of Florida, (c) CCC Distribution, LLC, a limited liability company organized under the laws of the State of Delaware, (d) Sutcliff Croftshaw Limited, a private company limited by shares organized under the laws of England and Wales with Company number 01612670, (e) Sutcliffe Speakman Carbons Limited, a private company limited by shares organized under the laws of England and Wales with Company number 03502248, (e) Sutcliffe Speakmanco 5 Limited, a private company limited by shares organized under the laws of England and Wales with Company number 01614393, and (f) Charcoal Cloth Limited, a private company limited by shares organized under the laws of England and Wales.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Insolvency Act" means the Insolvency Act of 1986, as applied to companies incorporated in England and Wales or Scotland.

     "Interest Election Request" means a request by a Borrowing Representative to convert or continue a Borrowing in accordance with Section 2.07.

     "Interest Expense" means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company on a Consolidated Basis for such period with respect to all outstanding Indebtedness of the Company on a Consolidated Basis (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP and any payments in respect of liquidated damages paid in cash during such period pursuant to any registration rights agreement entered into in connection with any Indebtedness), calculated in accordance with GAAP.

     "Interest Payment Date" means (a) with respect to any ABR Loan bearing interest at rate determined by reference to the Alternate US Base Rate, the first day of each calendar month and the Maturity Date, (b) with respect to any ABR Loan bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate, the last day of each calendar month and the Maturity Date, and (c) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date.

     "Interest Period" means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrowing Representative may elect; provided that
(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Inventory" has the meaning assigned to such term in the US Security Agreement.

     "ISEP Business" means the Company's equipment business related to the sale of its proprietary ISEP (Ionic Separator) continuous ion exchange units.

     "Issuing Bank" means Chase in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "JP Morgan European Accounts" shall mean the accounts charged pursuant to the UK Account Charge, the Belgian Security Agreement and the JP Morgan Receivables Accounts (as such term is defined in the UK Debenture).

     "Joinder Agreement" has the meaning assigned to such term in Section 5.14.

     "LC Disbursement" means, as applicable, a US LC Disbursement, a UK LC Disbursement, a Belgian LC Disbursement or all of them.

     "LC Exposure" means, as applicable at any time in the relevant context, US LC Exposure, UK LC Exposure and/or Belgian LC Exposure.

     "Lenders" means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. The initial Lenders means the Persons listed on the Commitment Schedule and thereafter, any other Person that shall have become a Lender party hereto pursuant to an Assignment and Acceptance or pursuant to
Section 2.22, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any standby or documentary letter of credit issued by Issuing Bank for the account of any Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Issuing Bank or either Administrative Agent for the benefit of any Borrower pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate for any Interest Period, the rate appearing on Page 3750 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the applicable Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits, Sterling deposits and Euro deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, (a) with respect to Borrowings in Dollars, as the rate for Dollar deposits with a maturity comparable to such Interest Period and (b) with respect to Borrowings in an Optional Currency, as the rate for Sterling deposits or Euro deposits, as the case may be, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate for such Interest Period for (x) US Borrowings shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, (y) UK Borrowings in Sterling shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which deposits of L5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the day of the commencement of such Interest Period and (z) UK Borrowings and Belgian Borrowings in Euro shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which deposits of E5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the European Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment by way of security, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Hazardous Materials Indemnity Agreement, each Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, any Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

     "Loan Guarantors" means (i) BSC and Columbus as guarantors of all obligations of the Borrowers under this Agreement, (ii) the Company and Calgon Investments as guarantors of all obligations of the UK Borrowers under this Agreement, (iii) Calgon Investments as guarantor of all obligations of the Company in its capacity as the Belgian Borrower under this Agreement, (iv) each UK Borrower as guarantor of all obligations of all other UK Borrowers under this Agreement, and (v) any other Subsidiary of the Company that becomes a guarantor of any obligations of any Borrower under this Agreement.

     "Loan Guaranty" means Article X of this Agreement and, if and when applicable, each separate Guarantee (or Guaranty), in form and substance satisfactory to the Administrative Agents, delivered by each Loan Guarantor to either Administrative Agent, as each may be amended or modified and in effect from time to time.

     "Loan Parties" means each Borrower, each Loan Guarantor, and each other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

     "Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Protective Advances.

     "Lock Boxes" has the meaning set forth in Section 5.15(b).

     "Lock Box Agreement" has the meaning set forth in Section 5.15(b).

     "M&E Component" shall mean, at the time of any determination, an amount equal to the lesser of (a) 75% of the Net Orderly Liquidation Value of the Borrowers' Eligible US Equipment less Reserves established by the US Administrative Agent in its Permitted Discretion, or (b) $2,217,694; provided that the M&E Component shall be reduced (i) at the end of each fiscal quarter of the Company by an amount equal to one-twentieth (1/20) of the original M&E Component on the Effective Date, and (ii) at the time of sale of any Eligible US Equipment, by an amount equal to 75% of the Net Orderly Liquidation Value of such Eligible US Equipment (as set forth in most recent appraisal received by the US Administrative Agent but excluding the amortized portion under clause (i) above).

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral or any Administrative Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the US Administrative Agent, the European Administrative Agent, the Issuing Bank or the Lenders thereunder.

     "Material Indebtedness" means (a) the Convertible Notes and (b) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the Swap Obligations of the Borrowers and their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

     "Maturity Date" means May 15, 2011 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Maximum Liability" has the meaning assigned to such term in Section 10.10.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means each mortgage, deed of trust or other agreement which conveys or evidences a Lien (a) in favor of the US Administrative Agent, for the benefit of the US Administrative Agent and the Lenders, on Real Property of US Borrowers and (b) in favor of the European Administrative Agent, for the benefit of the European Administrative Agent and the Lenders, on Real Property of any UK Borrower or of the Belgian Borrower, including, in each case, any amendment, modification or supplement thereto and all of which documents described above shall be, in form and substance satisfactory to the applicable Administrative Agent.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" means, for any period, the net income (or loss) of the Company on a Consolidated Basis, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a

Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

     "Net Orderly Liquidation Value" means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agents by an appraiser acceptable to the Administrative Agents, net of all costs of liquidation thereof.

     "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

     "Non-Belgian Lender" means a Lender or Participant that is incorporated under the laws of a jurisdiction other than Belgium or any political subdivision thereof.

     "Non-Paying Guarantor" has the meaning assigned to such term in Section 10.11.

     "Non-UK Lender" means a Lender or Participant that is incorporated under the laws of a jurisdiction other than England and Wales or Scotland.

     "Non-US Lender" means a Lender or Participant that is incorporated under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

     "Obligated Party" has the meaning assigned to such term in Section 10.02.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, any

Affiliate of any Lender, the US Administrative Agent, the European Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

     "Optional Currency" means Sterling or Euros.

     "Optional Currency Equivalent" means, with respect to an amount expressed in Dollars on any date, the amount of Optional Currency that may be purchased with such amount of Dollars at the Exchange Rate with respect to Dollars on such date.

     "Other Collateral Documents" means the agreements and documents set forth on Schedule 1(f) hereto, as amended, supplemented or other modified form time to time.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant" has the meaning set forth in Section 9.04.

     "Participating Member State" means a member state of the European Community that adopts or has adopted the Euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

     "Paying Guarantor" has the meaning assigned to such term in Section 10.11.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Encumbrances" means:

     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary thereof;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means:

     with respect to the US Borrowers:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

     (e) money market funds that (I) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (II) are rated AAA by S&P and Aaa by Moody's and (III) have portfolio assets of at least $5,000,000,000;

     with respect to the UK Borrowers:

     (a) any credit balances, realizable within three months, on any bank or other deposit, savings or current account held in the United Kingdom (or any other jurisdiction from which cash is readily remittable to the United Kingdom);

     (b) cash in hand;

     (c) Gilt-Edged Securities;

     (d) Sterling commercial paper maturing not more than 12 months from the date of issue and rated A-1 by S&P or P-1 by Moody's; and

     (e) any deposit with or acceptance maturing not more than one year after issue accepted by an institution authorized under the Banking Act 1987 or a Lender, and Sterling denominated debt securities having not more than one year until final maturity and listed on a recognized stock exchange and rated at least AA by S&P and Aa by Moody's; and

     with respect to the Belgian Borrower:

     (a) any credit balances, realizable within three months, on any bank or other deposit, savings or current account held in Belgium (or any other jurisdiction from which cash is readily remittable to the Belgium);

     (b) cash in hand; and

     (c) Euro commercial paper maturing not more than 12 months from the date of issue and rated A-1 by S&P or P-1 by Moody's.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prepayment Event" means:

     (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any material Subsidiary of any Loan Party, other than dispositions described in
Section 6.05(a);

     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $500,000;

     (c) the issuance by any Borrower of any Equity Interests, or the receipt by any Borrower of any capital contribution, other than any issuance by a Borrower of common Equity Interests upon the exercise of employee, director or consultant stock rights pursuant to the Calgon Stock Option Plan (or any comparable stock incentive plan intended to replace such plan) and the Calgon 1993 Non-Employee Directors' Stock Option Plan (or any comparable stock incentive plan intended to replace such plan); or

     (d) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE CHASE'S LOWEST RATE.

     "Process Agent" has the meaning set forth in Section 9.09(e).

     "Pro Forma Financial Statements" means a pro forma balance sheet, income statement and cash flow statement of the Company on a Consolidated Basis in form and substance reasonably satisfactory to the Administrative Agents based on the financial statements of the Company on Consolidated Basis for the period of four consecutive fiscal quarters then most recently ended, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Company on a Consolidated Basis in accordance with GAAP consistently applied, but taking into account (as if each such event had occurred at the beginning of such four fiscal-quarter period) any proposed Permitted Acquisition, any Permitted Acquisitions consummated since the last day of the most recently ended fiscal quarter of the Company, any proposed Restricted Payments and any Restricted Payments made since the last day of the most recently ended fiscal quarter of the Company and, in each case, the funding of all Loans in connection therewith.

     "Projections" has the meaning assigned to such term in Section 5.01(f).

     "Protective Advance" means, as applicable, a Protective US Advance, a Protective UK Advance and/or a Protective Belgian Advance.

     "Protective Belgian Advance" has the meaning assigned to such term in
Section 2.04(c).

     "Protective UK Advance" has the meaning assigned to such term in Section 2.04(a).

     "Protective US Advance" has the meaning assigned to such term in Section 2.04(b).

     "Real Property" means all land and buildings owned or leased by the Borrowers (including without limitation, the US Real Property, UK Real Property and the Belgian Real Property) or hereafter acquired or leased by the Loan Parties, together with all rights, easements and privileges appurtenant thereto.

     "Register" has the meaning set forth in Section 9.04.

     "Reimbursable Capital Expenditures" shall mean, for any period, (a) the aggregate of all Capital Expenditures made or incurred by the Loan Parties and their Subsidiaries during that period and that have been reimbursed with proceeds of casualty and/or business interruption insurance during such period and (b) the amount of those Capital Expenditures that the Company has determined, in the exercise of reasonable judgment in good faith, will be reimbursed not later than September 30, 2006 in an aggregate amount for this clause (b) not exceeding $6,000,000.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Report" means each Field Examination Report and any other reports prepared by an Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after applicable Administrative Agent has exercised its rights of inspection pursuant to this Agreement or any of the Collateral Documents, which Reports may be distributed to the applicable Lenders by the applicable Administrative Agent.

     "Required Lenders" means, at any time, Lenders having aggregate Revolving Exposure and unused Commitments representing more than 66-2/3% of the sum of the Total Revolving Exposure and unused Commitments at such time.

     "Requirement of Law" as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserves" means any and all reserves which an Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for movements in foreign currency, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any of the Borrowers' Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any option, warrant or other right to acquire any such Equity Interests in any Borrower.

     "Revolving Loan" means a Loan consisting of a US Revolving Loan, a UK Revolving Loan and/or a Belgian Revolving Loan, each made pursuant to Section 2.01.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Secured Obligations" means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing by any Loan Party to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender party thereto (other than Chase) shall have delivered written notice to the US Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

     "Settlement Date" means the Effective Date and thereafter Wednesday of each calendar week unless such day is not a Business Day in which case it shall be the next succeeding Business Day; provided, however, at the applicable Administrative Agent's discretion, the Settlement Date shall be each Business Day.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the US Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Sterling" or "L" means the lawful money of the United Kingdom.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the US Administrative Agent.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided so long as the

Company does not own in excess of 49% of Calgon Mitsubishi Corporation, such company shall not be deemed to be a Subsidiary hereunder.

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or its Subsidiaries shall be a Swap Agreement.

     "Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

     "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Total Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Protective US Advances and Letters of Credit issued for the account of the US Borrower hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender's US Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to the other provisions of Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Total Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Total Revolving Commitment, as applicable. The initial aggregate Total Revolving Commitments is $50,000,000.

     "Total Revolving Exposure" means the aggregate of the US Revolving Exposure, the UK Revolving Exposure and the Belgian Revolving Exposure.

     "Treaty" means any double taxation agreement which makes provision for full exemption from tax imposed by the United Kingdom on interest.

     "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents, the Convertible Note Indenture and the documents related thereto, in each case, to which it is to be a party, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and all transactions contemplated by the foregoing documents.

     "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate US Base Rate or the Alternate Eurocurrency Base Rate.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

     "UCC Control" has the meaning set forth in Article 8 or, if applicable, in
Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

     "UK Account Charge" means the charge over accounts granted by the Company in favor of the European Administrative Agent for the benefit of the Administrative Agents and the Lenders.

     "UK Availability" means, at any time, an amount equal to the lesser of (a) the aggregate Total Revolving Commitment of all Lenders minus the Total Revolving Exposure of all Lenders and (b)(i) the lesser of the aggregate UK Revolving Sublimit of all Lenders and the UK Borrowing Base minus (ii) the Aggregate UK Revolving Exposure.

     "UK Borrowers" means, collectively, Chemviron, Waterlink, Sutcliffe, Lakeland and Charcoal International.

     "UK Borrowing" means (a) UK Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) a Protective UK Advance.

     "UK Borrowing Base" means, at any time, the sum of (a) 85% of the Eligible UK Accounts at such time, plus (b) the least of (i) $5,000,000, (ii) 65% of the Eligible UK Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (iii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agents multiplied by the Eligible UK Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) if applicable, UK Reserves minus (d) Reserves (in each case expressed in Dollars). The Administrative Agents may, in their Permitted Discretion, reduce the advance rates set forth above, adjust UK Reserves or Reserves or reduce one or more of the other elements used in computing the UK Borrowing Base.

     "UK Borrowing Representative" means Chemviron, in its capacity as the Borrowing Representative for each of the UK Borrowers.

     "UK Collateral Documents" means the documents and agreements set forth on
Schedule 1(d) hereto, as amended, supplemented or otherwise modified from time to time and to the extent additional Collateral in England and Wales or Scotland is granted after the Effective Date by any UK Loan Party, each of the parties hereto authorize the Administrative Agents to supplement such Schedule.

     "UK Debenture" means the debenture granted by the UK Borrowers in favor of the European Administrative Agent, for the benefit of the European Administrative Agent and the Lenders, on or about the date of this Agreement, in form and substance satisfactory to the European Administrative Agent.

     "UK Funding Account" has the meaning assigned to such term in Section 4.01(h).

     "UK LC Collateral Account" has the meaning assigned to such term in Section 2.05(k).

     "UK LC Disbursement" means a payment made by the applicable Issuing Bank pursuant to, and in connection with, a Letter of Credit issued for the account of any UK Borrower.

     "UK LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued on behalf of any UK Borrower plus (b) the aggregate amount of all UK LC Disbursements that have not yet been reimbursed by or on behalf of the UK Borrowers at such time. The UK LC Exposure of any Lender at any time shall be its Applicable Percentage of the total UK LC Exposure at such time.

     "UK Loan Party" means any UK Borrower and any Loan Guarantor organized under the laws of England and Wales or Scotland.

     "UK Mandatory Costs" means, in relation to a UK Revolving Loan or unpaid sum thereon, the rate per annum notified by any Lender to the European Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Exhibit E.

     "UK Real Property" means Chemviron's 3-acre plant facility located in 434 London Road, Grays, Essex England with title number EX43963 and Chemviron's property known as Unit D, Rainton Bridge Industrial Estate, Houghton -Le-Spring, Tyne and Wear having title number TY325694.

     "UK Reserves" means (a) the prescribed part of the UK Borrowers' net property that would be made available for the satisfaction of its unsecured debts pursuant to section 176A of the Insolvency Act 1986 together with the UK Borrower's liabilities which constitute preferential debts pursuant to section 386 of the Insolvency Act 1986 plus (b) third party claims against the assets of the UK Borrowers ranking or which may rank equal or prior to the claims of the European Administrative Agent or the US Administrative Agent (including by way of retention of title); provided that such amounts shall be adjusted from time to time hereafter upon delivery to the US Administrative Agent of an acceptable waiver.

     "UK Revolving Sublimit" means, with respect to each Lender, the commitment, if any, of such Lender to make UK Revolving Loans and to acquire participations in Protective UK Advances and Letters of Credit issued for the account of the UK Borrowers hereunder, expressed as an amount in Dollars representing the maximum possible aggregate amount of such Lender's Revolving UK Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to the other provisions of Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's UK Revolving Sublimit is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its UK Revolving Sublimit, as applicable.

     "UK Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's UK Revolving Loans and its UK LC Exposure, and its commitment hereunder with respect to Protective UK Advances, in each case expressed in Dollars.

     "UK Revolving Loan" means a Loan made to any UK Borrower pursuant to
Section 2.01(b).

     "UK Shares Pledge" means the shares pledge granted by Calgon Investments over 65% of the shares in Chemviron in favor of the European Administrative Agent, for the benefit of the European Administrative Agent and the Lenders on or about the date of this Agreement.

     "US Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder with respect to the US Borrowings.

     "US Availability" means, at any time, an amount equal to the lesser of (a) the aggregate Total Revolving Commitment of all Lenders minus the Total Revolving Exposure of all Lenders and (b)(i) the lesser of the Total Revolving Commitment of all Lenders and the US Borrowing Base minus (ii) the Aggregate US Revolving Exposure; provided that to the extent any US Availability is included in the Belgian Borrowing Base such amount shall not be available to make US Revolving Loans or for US LC Exposure.

     "US Borrowers" means the Company and Calgon Investments.

     "US Borrowing" means (a) US Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) a Protective US Advance.

     "US Borrowing Base" means, at any time, the sum of (a) 85% of the Eligible US Accounts at such time, plus (b) the lesser of (i) $32,000,000, (ii) 65% of the Eligible US Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (iii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the US Administrative Agent multiplied by the Eligible US Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves plus (d) the M&E Component. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the US Borrowing Base.

     "US Borrowing Representative" means the Company, in its capacity as the Borrowing Representative for each of the US Borrowers.

     "US Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;

provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day which is not a TARGET Day.

     "US Collateral Documents" means the documents and agreements, set forth on
Schedule 1(c) hereto, as amended, supplemented or otherwise modified from time to time and to the extent additional Collateral is granted after the Effective Date by any US Loan Party, each of the parties hereto authorize the Administrative Agents to supplement such Schedule.

     "US Funding Account" has the meaning assigned to such term in Section 4.01(h).

     "US LC Collateral Account" has the meaning assigned to such term in Section 2.05(j).

     "US LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued on behalf of the US Borrower plus (b) the aggregate amount of all US LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrower at such time. The US LC Exposure of any Lender at any time shall be its Applicable Percentage of the total US LC Exposure at such time.

     "US LC Disbursement" means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit issued for the account of any US Borrower.

     "US Loan Party" means any US Borrower and any Loan Guarantor organized under the laws of any of the United States or any political subdivision thereof.

     "US Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's US Revolving Loans and its US LC Exposure, and its commitment hereunder with respect to Protective US Advances.

     "US Revolving Loan" means a Loan made to any US Borrower pursuant to
Section 2.01(a).

     "US Security Agreement" means the Pledge and Security Agreement, dated as of the date hereof, among the US Borrowers, the Loan Guarantors and the US Administrative Agent, in form and substance satisfactory to the US Administrative Agent.

     "Unliquidated Obligations" means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

     "Week" means the time period commencing with a Wednesday and ending on the following Tuesday.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "US Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "US Eurocurrency Loan"). Borrowings also may be classified and referred to by Class (e.g., a "US Revolving Loan") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "US Eurocurrency Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The execution of any documents, certificates, instruments and other written materials by any officer or employee of a Loan Party shall be deemed to be executed by such person in such capacity as an officer or employee and not in such natural person's individual capacity.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the US Borrowing Representative notifies the US Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the US Administrative Agent notifies the Borrowing Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     SECTION 1.05. Currencies; Exchange Rates. If, at any time, any amount denominated in any Optional Currency is required pursuant to any Loan Document to be expressed in Dollars, then such amount shall be expressed at the Dollar Equivalent determined by the US Administrative Agent or the European Administrative Agent, as applicable, based on the Exchange Rate then in effect (as provided in Section 2.20(a)), unless the Exchange Rate is required to be determined as of another date. If, at any time, any amount is required to be expressed in Optional Currency, then such amount shall be expressed at the Optional Currency Equivalent determined as of such date by the US Administrative Agent based on the Exchange Rate then in effect (as provided in Section 2.20(a)), unless the Exchange Rate is required to be determined as of another date. Any such determinations by the US Administrative Agent shall be conclusive absent manifest error.

     SECTION 1.06. Parallel Obligations. For the purposes of taking and ensuring the continuing validity of collateral security (the "Parallel Debt Security") under this Agreement, the Collateral Documents and the other Loan Documents subject to the laws of (or to the extent affecting assets situated in) France, Belgium and the Netherlands and such other jurisdictions as the European Administrative Agent and the Company (each acting reasonably) may, from time to time, agree, notwithstanding any contrary provision in any Collateral Document:

     (a) each of the Company and the Belgian Borrower undertakes to pay to the European Administrative Agent amounts equal to and in the currency of all present and future Secured Obligations owing by it (the "Parallel Obligations") as and when such amount falls due for payment under the relevant Loan Document;

     (b) the European Administrative Agent shall have its own independent right to demand payment of the Parallel Obligations;

     (c) the Parallel Obligations shall not limit or affect the existence of the Secured Obligations for which any Administrative Agent or Lender shall have an independent right to demand payment;

     (d) notwithstanding paragraphs (b) and (c), payment by the Company or the Belgian Borrower of its Parallel Obligations shall to the same extent decrease and be a good discharge of the corresponding Secured Obligations owing to the relevant Administrative Agent or Lender and payment by the Company or the Belgian Borrower of its Secured Obligations to the relevant Administrative Agent or Lender shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the European Administrative Agent;

     (e) the Parallel Obligations are owed to the European Administrative Agent, as a creditor in its own right and in its own name on behalf of itself and not as agent or representative of any other Person nor as trustee and the Parallel Debt Security shall secure the Parallel Obligations so owing; provided that the total amount due under the Parallel Obligations shall never exceed the amount of the Secured Obligations of the Belgian Borrower; and

     (f) the European Administrative Agent undertakes to pay to the Administrative Agents and the Lenders any amount collected or received by it in payment or partial payment of the Parallel Obligations and shall distribute any amount so received to the Administrative Agents and the Lenders in accordance with the terms of this Agreement as if such amounts had been received in respect of the Secured Obligations.

                                   ARTICLE II.

                                   The Credits

     SECTION 2.01. Commitments.

     (a) Subject to the terms and conditions set forth herein, each Lender agrees to make US Revolving Loans to the US Borrowers from time to time during the Availability Period in an aggregate principal amount that will not (i) exceed US Availability at such time or (ii) result in such Lender's US Revolving Exposure exceeding such Lender's Total Revolving Commitment, subject to the US Administrative Agent's authority, in its sole discretion, to make Protective US Advances pursuant to the terms of Section 2.04 by making immediately available funds available to the US Administrative Agent's designated account, not later than 11:00 a.m., New York time. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow US Revolving Loans. Revolving Loans advanced to any US Borrower shall be denominated in Dollars and shall be maintained on the books of the US Administration Agent.

     (b) Subject to the terms and conditions set forth herein, each Lender agrees to make UK Revolving Loans to the UK Borrowers from time to time during the Availability Period in an aggregate principal amount that will not (i) exceed UK Availability at such time or (ii) result in such Lender's UK Revolving Exposure exceeding such Lender's UK Revolving Sublimit, subject to the European Administrative Agent's authority, in its sole discretion, to make Protective UK Advances pursuant to the terms of Section 2.04 by making immediately available funds available to the European Administrative Agent's designated account, not later than 11:00 a.m., London time. Within the foregoing limits and subject to the terms and conditions set forth herein, the UK Borrowers may borrow, prepay and reborrow UK Revolving Loans. Revolving Loans advanced to the UK Borrowers shall be denominated in Dollars or an Optional Currency and shall be maintained on the books of the European Administrative Agent. For avoidance of doubt, all references to any Lender in relation to UK Revolving Loans made to UK Borrowers shall be deemed to refer to the principal London branch of such Lender.

     (c) Subject to the terms and conditions set forth herein, each Lender agrees to make Belgian Revolving Loans to the Belgian Borrower from time to time during the Availability Period in an aggregate principal amount that will not
(i) exceed Belgian Availability at such time or (ii) result in such Lender's Belgian Revolving Exposure exceeding such Lender's Belgian Revolving Sublimit, subject to the European Administrative Agent's authority, in its sole discretion, to make Protective Belgian Advances pursuant to the terms of Section
2.04 by making immediately available funds available to the European Administrative Agent's designated account, not later than 11:00 a.m., London time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Belgian Borrower may borrow, prepay and reborrow Belgian Revolving Loans. Revolving Loans advanced to the Belgian Borrower shall be denominated in Dollars or an Optional Currency and shall be maintained on the books of the European Administrative Agent.

     SECTION 2.02. Loans and Borrowings.

     (a) Each US Revolving Loan shall be made as part of a US Borrowing consisting of US Revolving Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Total Revolving Commitments of the applicable Class. Each UK Revolving Loan shall be made as part of a UK Borrowing consisting of UK Revolving Loans of the same Class and Type made by the Lenders ratably in accordance with their respective UK Revolving Sublimits of the applicable Class. Each Belgian Revolving Loan shall be made as part of a Belgian Borrowing consisting of Belgian Revolving Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Belgian Revolving Sublimits of the applicable Class. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.04.

     (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrowing Representative may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of (i) in the case of borrowings in Dollars, $500,000 and not less than $1,000,000, and (ii) in the case of borrowings in an Optional Currency, the Dollar Equivalents of such amounts. ABR Borrowings (including Borrowings bearing interest at a rate determined by reference to the Alternate Eurocurrency Base
Rate) may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Eurocurrency Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     (e) To effectuate any payment due under this Agreement, each Borrower hereby authorizes each Administrative Agent to initiate debit entries to any deposit account of such Borrower maintained with such Administrative Agent and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Administrative Agents received written notification of its termination in such time and in such manner as to afford the Administrative Agents a reasonable opportunity to act on it. Each Borrower acknowledges (1) that such debit entries may cause an overdraft of any such account which may result in an Administrative Agent's refusal to honor items drawn on any such account until adequate deposits are made to any such account; (2) that no Administrative Agent is under any duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because any such account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

     SECTION 2.03. Requests for Borrowings.


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

     (a) To request a US Revolving Loan, which may be made on behalf of any US Borrower, the US Borrowing Representative shall notify the US Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the US Administrative Agent and signed by the Borrowing Representative or by telephone (i) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., New York time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing bearing interest at a rate determined by reference to the Alternate US Base Rate, not later than 1:00 p.m., New York time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of a US LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the US Administrative Agent of a written Borrowing Request in a form approved by the US Administrative Agent and signed by the US Borrowing Representative.

     (b) To request a UK Revolving Loan, which may be made on behalf of any UK Borrower, the UK Borrowing Representative shall notify the European Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the European Administrative Agent and signed by the UK Borrowing Representative or by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate, not later than 11:00 a.m., London time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the European Administrative Agent of a written Borrowing Request in a form approved by the European Administrative Agent and signed by the UK Borrowing Representative.

     (c) To request a Belgian Revolving Loan, the Belgian Borrowing Representative shall notify the European Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the European Administrative Agent and signed by the Belgian Borrowing Representative or by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate, not later than 11:00 a.m., London time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the European Administrative Agent of a written Borrowing Request in a form approved by the European Administrative Agent and signed by the Belgian Borrowing Representative.

     (d) Each Borrowing Request, whether telephonic or written, and whether for a US Revolving Loan, a UK Revolving Loan or a Belgian Revolving Loan, shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing Representative requesting such Borrowing (and on whose behalf the applicable Borrowing Representative is requesting such Borrowing);


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

          (ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; the date of such Borrowing, which shall be a Business Day;

          (iii) the requested currency (in the case of a UK Borrowing or Belgian Borrowing) of such Borrowing;

          (iv) the date of such Borrowing, which shall be a Business Day;

          (v) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vii) the location and number of the applicable Funding Account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

     (e) If no election as to the Type of Borrowing with respect to a US Borrower is specified, then the requested Borrowing with respect to a US Borrower shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing by a US Borrower, then the US Borrowing Representative shall be deemed to have selected an Interest Period of one month's duration. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing by a UK Borrower or the Belgian Borrower, then the UK Borrowing Representative or the Belgian Borrowing Representative shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the applicable Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Protective Advances.

     (a) Subject to the limitations set forth below, the US Administrative Agent is authorized by each of the US Borrowers, and the Lenders, from time to time in the US Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the US Borrowers, on behalf of all Lenders, which the US Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral under the US Collateral Documents, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations of the US Borrowers, or (iii) to pay any other amount chargeable to or required to be paid by the US Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective US Advances"); provided that, the aggregate amount of Protective US Advances outstanding at any time shall not at any time exceed an amount equal to 10% of the Total Revolving Commitments; provided further that, the aggregate amount of outstanding Protective US Advances plus the aggregate US Revolving Exposure shall not exceed the aggregate unused Total Revolving Commitments. The


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

US Protective Advances shall be secured by the Liens in favor of the US Administrative Agent in and to the Collateral under the US Collateral Documents and shall constitute Obligations of the US Borrowers hereunder. The Administrative Agent's authorization to make Protective US Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the US Administrative Agent's receipt thereof. At any time that there is sufficient US Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the US Administrative Agent may request the Lenders to make a US Revolving Loan to repay a Protective US Advance. At any other time the US Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(f).

     (b) Subject to the limitations set forth below, the European Administrative Agent is authorized by the UK Borrowers and the Lenders, from time to time in the European Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the UK Borrowers, on behalf of all Lenders, which the European Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral under the UK Collateral Documents, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolving Loans and other Obligations of the UK Borrowers, or (iii) to pay any other amount chargeable to or required to be paid by the UK Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective UK Advances"); provided that, the aggregate amount of Protective UK Advances outstanding at any time shall not at any time exceed an amount equal to 10% of the UK Revolving Sublimits; provided further that, the aggregate amount of outstanding Protective UK Advances plus the aggregate UK Revolving Exposure shall not exceed the aggregate unused UK Revolving Sublimits. The Protective UK Advances shall be secured by the Liens in favor of the European Administrative Agent in and to the Collateral under the UK Collateral Documents and shall constitute Obligations hereunder. The European Administrative Agent's authorization to make Protective UK Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the European Administrative Agent's receipt thereof. At any time that there is sufficient UK Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the European Administrative Agent may request the Lenders to make a UK Revolving Loan to repay a Protective UK Advance. At any other time the European Administrative Agent may require the Lenders to fund their risk participations described in
Section 2.04(e). Notwithstanding the foregoing, or any other provision of this Agreement, the funding of any Protective UK Advances, or any other sums to be funded by the European Administrative Agent hereunder or under any of the other Loan Documents, may be made by any branch of the US Administrative Agent located in England and Wales or Scotland.

     (c) Subject to the limitations set forth below, the European Administrative Agent is authorized by the Belgian Borrower and the Lenders, from time to time in the European Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Belgian Borrower, on behalf of all Lenders, which the European Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral under the Belgian Collateral Documents, or any portion thereof, (ii) to enhance the


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

likelihood of, or maximize the amount of, repayment of the Belgian Revolving Loans and other Obligations of the Belgian Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the Belgian Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective Belgian Advances"); provided that, the aggregate amount of Protective Belgian Advances outstanding at any time shall not at any time exceed an amount equal to 10% of the Belgian Revolving Sublimits; provided further that, the aggregate amount of outstanding Protective Belgian Advances plus the aggregate Belgian Revolving Exposure shall not exceed the aggregate unused Belgian Revolving Sublimits. The Protective Belgian Advances shall be secured by the Liens in favor of the European Administrative Agent in and to the Collateral under the Belgian Collateral Documents and shall constitute Obligations hereunder. The European Administrative Agent's authorization to make Protective Belgian Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the European Administrative Agent's receipt thereof. At any time that there is sufficient Belgian Availability and the conditions precedent set forth in
Section 4.02 have been satisfied, the European Administrative Agent may request the Lenders to make a Belgian Revolving Loan to repay a Protective Belgian Advance. At any other time the European Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(g). Notwithstanding the foregoing, or any other provision of this Agreement, the funding of any Protective Belgian Advances, or any other sums to be funded by the European Administrative Agent hereunder or under any of the other Loan Documents, may be made by any branch of the US Administrative Agent located in England and Wales or Scotland or Belgium.

     (d) Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. All Protective Advances shall be ABR Borrowings.

     (e) Upon the making of a Protective UK Advance by the European Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the European Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective UK Advance in proportion to its Applicable UK Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective UK Advance purchased hereunder, the European Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable UK Percentage of all payments of principal and interest and all proceeds of UK Collateral received by the European Administrative Agent in respect of such Protective UK Advance.

     (f) Upon the making of a Protective US Advance by the US Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the US Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective US Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the US Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the US Administrative Agent in respect of such Protective US Advance.

     (g) Upon the making of a Protective Belgian Advance by the European Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the European Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Belgian Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Belgian Advance purchased hereunder, the European Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Belgian Collateral received by the European Administrative Agent in respect of such Protective Belgian Advance.

     SECTION 2.05. Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein at any time and from time to time during the Availability Period, (i) the US Borrowing Representative may request the issuance of Letters of Credit for the account of any of the US Borrowers, in a form reasonably acceptable to the US Administrative Agent and the Issuing Bank, (ii) the UK Borrowing Representative may request the issuance of Letters of Credit the account of any of the UK Borrowers, in a form reasonably acceptable to the European Administrative Agent and the Issuing Bank and (iii) the Belgian Borrowing Representative may request the issuance of Letters of Credit the account of the Belgian Borrower, in a form reasonably acceptable to the European Administrative Agent and the Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrowing Representative shall deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and, as applicable, the US Administrative Agent or the European Administrative Agent prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a US Business Day or, in the case of a Letter of Credit to be issued for the account of the UK Borrowers or the Belgian Borrower, a European Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in Dollars (in the case of a US Borrower) or in an Optional Currency (in the case of the UK Borrowers or the Belgian Borrower), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrowing Representative (or Borrower) also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) with respect to a Letter of Credit issued for the account of a US Borrower, the US LC Exposure shall not exceed $20,000,000, (ii) with respect to a Letter of Credit issued for the account of a UK Borrower, the UK LC Exposure shall not exceed $2,000,000 and (iii) with respect to a Letter of Credit issued for the account of the Belgian Borrower, the Belgian LC Exposure shall not exceed $6,000,000. No Letter of Credit shall be issued in an amount in excess of (x) with respect to a Letter of Credit issued for the account of a US Borrower, the US Availability at such time, (y) with respect to a Letter of Credit issued for the account of a UK Borrower, the UK Availability at such time and (z) with respect to a Letter of Credit issued for the account of the Belgian Borrower, the Belgian Availability at such time.

     (c) Expiration Date; Existing Letters of Credit. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (x) with respect to standby Letters of Credit, the date one year after the date of the issuance of such standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (y) with respect to documentary Letters of Credit, the date 120 days after the date of the issuance of such documentary Letter of Credit (or, in the case of any renewal or extension thereof, 120 days after such renewal or extension) and (ii) the date that is thirty (30) US Business Days (in the case of a Letter of Credit to be issued for the account of a US Borrower) or thirty (30) European Business Days (in the case of a Letter of Credit to be issued for the account of the UK Borrowers or the Belgian Borrower) prior to the Maturity Date. All Existing Letters of Credit shall be deemed Letters of Credit issued pursuant to the terms and conditions of this Agreement to the extent that the Issuing Bank therefor has become a party to this Agreement. Each Issuing Bank and Borrower shall amend, supplement or otherwise modify each such Letter of Credit to the extent any of the terms and conditions thereof are inconsistent with the terms and conditions of this Agreement.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) for the account of a US Borrower, a UK Borrower or the Belgian Borrower, as applicable, and without any further action on the part of such Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay (i) to the US Administrative Agent with respect to Letters of Credit issued for the account of a US Borrower and (ii) to the European Administrative Agent with respect to Letters of Credit issued for the account of the UK Borrowers or the Belgian Borrower, in either event for the account of the relevant Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of


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

Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the US Administrative Agent or European Administrative Agent, as applicable, an amount equal to such LC Disbursement not later than 11:00 a.m., New York time or London time, as applicable, on the date that such LC Disbursement is made, if the applicable Borrowing Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., New York time or London time, as applicable, on such date, or, if such notice has not been received by the applicable Borrowing Representative prior to such time on such date, then not later than 11:00 a.m., New York time or London time, as applicable, on (i) the Business Day that the applicable Borrowing Representative receives such notice, if such notice is received prior to 9:00 a.m., New York time or London time, as applicable, on the day of receipt, or (ii) the Business Day immediately following the day that the applicable Borrowing Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, (x) with respect to Letters of Credit issued for the account of a US Borrower, the US Borrowing Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03(b) that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the respective Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing, (y) with respect to Letters of Credit issued for the account of the UK Borrowers, the UK Borrowing Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03(a) that such payment be financed with a UK Revolving Loan consisting of a Eurocurrency Borrowing having an Interest Period of one month in an equivalent amount and, to the extent so financed, the respective Borrower's obligation to make such payment shall be discharged and replaced by the resulting UK Revolving Loan and
(z) with respect to Letters of Credit issued for the account of the Belgian Borrower, the Belgian Borrowing Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03(c) that such payment be financed with a Belgian Revolving Loan consisting of a Eurocurrency Borrowing having an Interest Period of one month in an equivalent amount and, to the extent so financed, the Belgian Borrower's obligation to make such payment shall be discharged and replaced by the resulting Belgian Revolving Loan. If the applicable Borrower fails to make such payment when due, and no other Borrower makes such payment on its behalf (provided, however, that none of the UK Borrowers nor the Belgian Borrower shall make any payments on behalf of any US Borrower), the US Administrative Agent or the European Administrative Agent, as applicable, shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the US Administrative Agent or European Administrative Agent, as applicable, its Applicable Percentage of the payment then due from the relevant Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the US Administrative Agent or the European Administrative Agent, as applicable, shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the US Administrative Agent or the European Administrative Agent of any payment from any Borrower pursuant to this paragraph, the US Administrative Agent or the European Administrative Agent, as applicable, shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to the Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated in the proviso above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the US Administrative Agent, the European Administrative Agent, the Lenders, nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), each of the Issuing Banks shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the US Administrative Agent or the European

Administrative Agent, and the US Borrowing Representative, UK Borrowing Representative or Belgian Borrowing Representative, as applicable, by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank in respect of a Letter of Credit shall make any LC Disbursement under such Letter of Credit, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the US Administrative Agent (with respect to Letters of Credit issued or to be issued on behalf of any US Borrower), the European Administrative Agent (with respect to Letters of Credit issued or to be issued on behalf of any UK Borrower or the Belgian Borrower), the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower(s) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) US Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrowing Representative receives notice from the US Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with US LC Exposure representing greater than 66 2/3% of the total US LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrowing Representative, on behalf of the US Borrowers, shall deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent and for the benefit of the Lenders (the US LC Collateral Account"), an amount in cash equal to 105% of the US LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become


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immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any US Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the US Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the US Borrowers hereby grant the US Administrative Agent a security interest in the US LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the US Administrative Agent and at the US Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the US Administrative Agent to reimburse the applicable Issuing Bank for US LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the US LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with US LC Exposure representing greater than 66 2/3% of the total US LC Exposure), be applied to satisfy other Secured Obligations. If any US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all such Defaults have been cured or waived.

     (k) UK Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the UK Borrowing Representative receives notice from the European Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with UK LC Exposure representing greater than 66 2/3% of the total UK LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the UK Borrowers shall deposit in an account with the European Administrative Agent, in the name of the European Administrative Agent and for the benefit of the Lenders (the "UK LC Collateral Account"), an amount in cash equal to 105% of the UK LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the European Administrative Agent as collateral for the payment and performance of the Secured Obligations due and owing from the UK Borrowers. The European Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the European Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the European Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the European Administrative Agent to reimburse the applicable Issuing Bank for UK LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the UK Borrowers for the UK LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with UK LC Exposure representing greater than 66 2/3% of the total UK LC Exposure), be applied to satisfy other Secured Obligations. If the UK Borrowers are required to provide an amount of cash


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

collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the UK Borrowers within three Business Days after all such Defaults have been cured or waived.

     (l) Belgian Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Belgian Borrowing Representative receives notice from the European Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with Belgian LC Exposure representing greater than 66 2/3% of the total Belgian LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Belgian Borrower shall deposit in an account with the European Administrative Agent, in the name of the European Administrative Agent and for the benefit of the Lenders (the "Belgian LC Collateral Account"), an amount in cash equal to 105% of the Belgian LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. Such deposit shall be held by the European Administrative Agent as collateral for the payment and performance of the Secured Obligations due and owing from the Belgian Borrower. The European Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the European Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the European Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the European Administrative Agent to reimburse the applicable Issuing Bank for Belgian LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Belgian Borrower for the Belgian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Belgian LC Exposure representing greater than 66 2/3% of the total Belgian LC Exposure), be applied to satisfy other Secured Obligations. If the Belgian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Belgian Borrower within three Business Days after all such Defaults have been cured or waived.

     SECTION 2.06. Funding of Borrowings.

     (a) Each Lender shall make each Loan to be made by it hereunder to the US Borrowers on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York time, to the account of the US Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Applicable Percentage. The Administrative Agent will make such Loans available to the respective US Borrower by promptly crediting the amounts so received, in like funds, to the applicable US Funding Account; provided that (i) US Revolving Loans made to finance the reimbursement of (A) a US LC Disbursement as provided in Section 2.05(e) shall be remitted by the US Administrative Agent to the applicable Issuing Bank and (B) a Protective US Advance shall be retained by the US Administrative Agent and (ii) not later than 2:00 p.m. New York time on each


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

Business Day the US Administrative Agent shall, subject to the conditions of this Agreement (but without the requirement of a Borrowing Request), make available to the US Borrowers, by a credit to the applicable US Funding Accounts, the proceeds of an ABR Borrowing to the extent necessary to pay items to be drawn on the Controlled Disbursement Accounts that day.

     (b) Each Lender shall make each Loan to be made by it hereunder to the UK Borrowers on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., London time, to the account of the European Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Applicable Percentage, and in the Optional Currency then specified by the European Administrative Agent. The European Administrative Agent will make such Loans available to the UK Borrowers by promptly crediting the amounts so received, in like funds, to the applicable UK Funding Account; provided that UK Revolving Loans made to finance the reimbursement of (i) a UK LC Disbursement as provided in Section 2.05(e) shall be remitted by the European Administrative Agent to the applicable Issuing Bank and (ii) a Protective UK Advance shall be retained by the European Administrative Agent.

     (c) Each Lender shall make each Loan to be made by it hereunder to the Belgian Borrower on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., London time, to the account of the European Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Applicable Percentage, and in the Optional Currency then specified by the European Administrative Agent. The European Administrative Agent will make such Loans available to the Belgian Borrower by promptly crediting the amounts so received, in like funds, to the applicable Belgian Funding Account; provided that Belgian Revolving Loans made to finance the reimbursement of (i) a Belgian LC Disbursement as provided in
Section 2.05(g) shall be remitted by the European Administrative Agent to the applicable Issuing Bank and (ii) a Protective Belgian Advance shall be retained by the European Administrative Agent.

     (d) Notwithstanding anything to the contrary contained in Section 2.06(a) hereof, commencing with the first Business Day following the Effective Date, each borrowing of US Revolving Loans shall be advanced by the US Administrative Agent and each payment by any US Borrower on account of US Revolving Loans shall be applied first to those US Revolving Loans made by the US Administrative Agent. On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Effective Date, the US Administrative Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new US Revolving Loans made by the US Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding US Revolving Loans during such preceding Week, then each Lender shall, upon notice of such amount from Administrative Agent with the US Administrative Agent using its good-faith efforts to give such notice on or before 11:00 A.M. New York time on such Settlement Date (it being understood that the failure of Administrative Agent to give such notice within the applicable time constraints shall not relieve any Lender from providing such payments as required herein), provide the US Administrative Agent with funds in an amount equal to its Applicable Percentage of the difference between (w) such US Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding US Revolving Loans during such Week exceeds the aggregate amount of new US Revolving Loans made during such Week, then the US


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

Administrative Agent shall provide each Lender with its Applicable Percentage of the difference between (y) such repayments and (z) such US Revolving Loans.

     (e) Each Lender shall be entitled to earn interest on outstanding US Revolving Loans which it has funded at the rates herein provided, from the time it has funded through the date it has been repaid to such Lender.

     (f) Notwithstanding anything to the contrary contained in Section 2.06(b) hereof, commencing with the first Business Day following the Effective Date, each borrowing of UK Revolving Loans shall be advanced by the European Administrative Agent in London and each payment by the UK Borrowers on account of UK Revolving Loans shall be applied first to those UK Revolving Loans made by the European Administrative Agent. On or before 11:00 a.m., London time, on each Settlement Date commencing with the first Settlement Date following the Effective Date, the European Administrative Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new UK Revolving Loans made by the European Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding UK Revolving Loans during such preceding Week, then each Lender shall, upon notice of such amount from European Administrative Agent (with the European Administrative Agent providing such notice prior to 5:00 P.M. London time on the day immediately prior to such Settlement Date), provide the European Administrative Agent with funds in an amount equal to its Applicable Percentage of the difference between (w) such UK Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding UK Revolving Loans during such Week exceeds the aggregate amount of new UK Revolving Loans made during such Week, then the European Administrative Agent shall provide each Lender with its Applicable Percentage of the difference between (y) such repayments and (z) such UK Revolving Loans.

     (g) Each Lender shall be entitled to earn interest on outstanding UK Revolving Loans which it has funded at the rates herein provided, from the time it has funded through the date it has been repaid to such Lender.

     (h) Notwithstanding anything to the contrary contained in Section 2.06(b) hereof, commencing with the first Business Day following the Effective Date, each borrowing of Belgian Revolving Loans shall be advanced by the European Administrative Agent and each payment by the Belgian Borrower on account of Belgian Revolving Loans shall be applied first to those Belgian Revolving Loans made by the European Administrative Agent. On or before 11:00 a.m., London time, on each Settlement Date commencing with the first Settlement Date following the Effective Date, the European Administrative Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Belgian Revolving Loans made by the European Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Belgian Revolving Loans during such preceding Week, then each Lender shall, upon notice of such amount from European Administrative Agent (with the European Administrative Agent providing such notice prior to 5:00 P.M. London time on the day immediately prior to such Settlement Date), provide the European Administrative Agent with funds in an amount equal to its Applicable Percentage of the difference between (w) such Belgian Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Belgian Revolving Loans during such Week exceeds the


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

aggregate amount of new Belgian Revolving Loans made during such Week, then the European Administrative Agent shall provide each Lender with its Applicable Percentage of the difference between (y) such repayments and (z) such Belgian Revolving Loans.

     (i) Each Lender shall be entitled to earn interest on outstanding Belgian Revolving Loans which it has funded at the rates herein provided, from the time it has funded through the date it has been repaid to such Lender.

     (j) Unless the US Administrative Agent shall have received notice from a Lender prior to the proposed date of any US Borrowing that such Lender will not make available to the US Administrative Agent such Lender's share of such Borrowing, the US Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable US Borrower a corresponding amount. If such amount is made available to the US Administrative Agent on a date after a Settlement Date, then the applicable Lender and US Borrower severally agree to pay to the US Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such US Borrower to but excluding the date of payment to the US Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the US Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a US Borrower, the interest rate applicable to ABR Loans bearing interest at a rate determined by reference to the Alternate US Base Rate. If such Lender pays such amount to the US Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     (k) Unless the European Administrative Agent shall have received notice from a Lender prior to the proposed date of any UK Borrowing that such Lender will not make available to the European Administrative Agent such Lender's share of such Borrowing, the European Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (b) of this Section and may, in reliance upon such assumption, make available to the UK Borrowers a corresponding amount. If such amount is made available to the European Administrative Agent on a date after a Settlement Date, then the applicable Lender and UK Borrowers severally agree to pay to the European Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the UK Borrowers to but excluding the date of payment to the European Administrative Agent, at (i) in the case of such Lender, the rate determined by the European Administrative Agent in good faith in accordance with banking industry practice on interbank compensation or (ii) in the case of the UK Borrowers, the interest rate applicable to ABR Loans bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate. If such Lender pays such amount to the European Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     (l) Unless the European Administrative Agent shall have received notice from a Lender prior to the proposed date of any Belgian Borrowing that such Lender will not make available to the European Administrative Agent such Lender's share of such Borrowing, the European Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (b) of this Section and may, in reliance upon such


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

assumption, make available to the Belgian Borrower a corresponding amount. If such amount is made available to the European Administrative Agent on a date after a Settlement Date, then the applicable Lender and Belgian Borrower severally agree to pay to the European Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Belgian Borrower to but excluding the date of payment to the European Administrative Agent, at (i) in the case of such Lender, the rate determined by the European Administrative Agent in good faith in accordance with banking industry practice on interbank compensation or
(ii) in the case of the Belgian Borrower, the interest rate applicable to ABR Loans bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate. If such Lender pays such amount to the European Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. Interest Elections.

     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the applicable Borrowing Representative shall notify the US Administrative Agent or the European Administrative Agent, as applicable, of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the US Administrative Agent (or European Administrative Agent, as applicable) of a written Interest Election Request in a form approved by the US Administrative Agent (or European Administrative Agent, as applicable) and signed by such Borrowing Representative.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;


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

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then (x) in the case of a US Borrower, such US Borrower shall be deemed to have selected an Interest Period of one month's duration and (y) in the case of a Borrower, such any other Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the US Administrative Agent (or European Administrative Agent, as applicable) shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the applicable Borrowing Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of the Interest Period applicable thereto (x) each Eurocurrency Borrowing which is a US Borrowing shall be converted to an ABR Borrowing bearing interest at a rate determined by reference to the Alternate US Base Rate and (y) each Eurocurrency Borrowing which is a UK Borrowing or a Belgian Borrowing shall be converted to an ABR Borrowing bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate, as determined by the European Administrative Agent in its discretion. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and either (i) the US Administrative Agent, at the request of the Required Lenders, so notifies the US Borrowing Representative, (ii) the European Administrative Agent, at the request of the Required Lenders, so notifies the UK Borrowing Representative, or
(iii) the European Administrative Agent, at the request of the Required Lenders, so notifies the Belgian Borrowing Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, (x) each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08. Termination, Increase, or Reduction of Commitments.

     (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

     (b) The Company may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the US Administrative Agent (and/or the European Administrative Agent, as then determined by the US Administrative Agent) of a cash deposit (or at the discretion of the US Administrative Agent a back up standby letter of credit satisfactory to the US Administrative Agent and the European Administrative


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Agent) equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any), and (iv) the payment in full of all reimbursable expenses and other Secured Obligations together with accrued and unpaid interest thereon.

     (c) The Company or the UK Borrower Representative may at any time terminate the UK Revolving Sublimits upon (i) the payment in full of all outstanding UK Revolving Loans, together with accrued and unpaid interest thereon and on any Letters of Credit issued on behalf of any UK Borrower, (ii) the cancellation and return of all outstanding Letters of Credit issued on behalf of any UK Borrower (or alternatively, with respect to each such Letter of Credit, the furnishing to the European Administrative Agent of a cash deposit (or at the discretion of the European Administrative Agent a back up standby letter of credit satisfactory to the European Administrative Agent) equal to 105% of the UK LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any), and (iv) the payment in full of all reimbursable expenses and other Obligations of the UK Borrowers together with accrued and unpaid interest thereon.

     (d) The Company may at any time terminate the Belgian Revolving Sublimits upon (i) the payment in full of all outstanding Belgian Revolving Loans, together with accrued and unpaid interest thereon and on any Letters of Credit issued on behalf of the Belgian Borrower, (ii) the cancellation and return of all outstanding Letters of Credit issued on behalf of the Belgian Borrower (or alternatively, with respect to each such Letter of Credit, the furnishing to the European Administrative Agent of a cash deposit (or at the discretion of the European Administrative Agent a back up standby letter of credit satisfactory to the European Administrative Agent) equal to 105% of the Belgian LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any), and (iv) the payment in full of all reimbursable expenses and other Obligations of the Belgian Borrower together with accrued and unpaid interest thereon.

     (e) The US Borrowing Representative may from time to time reduce the Total Revolving Commitments; provided that (i) each reduction of the Total Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) at the time of the reduction of the Total Revolving Commitments the UK Revolving Sublimits shall be subject to a pro rata reduction (unless the UK Revolving Sublimits had been previously terminated),
(iii) at the time of the reduction of the Total Revolving Commitments the Belgium Revolving Sublimits shall be subject to a pro rata reduction (unless the Belgium Revolving Sublimits had been previously terminated) and (iv) the US Borrowing Representative shall not reduce the Total Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Total Revolving Exposure at such time would exceed the Total Revolving Commitments.

     (f) The UK Borrowing Representative may from time to time reduce the UK Revolving Sublimits; provided that (i) each reduction of the UK Revolving Sublimits shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the UK Borrowing Representative shall not reduce the UK Revolving Sublimits if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, in excess of the UK Availability at such time.


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     (g) The Belgian Borrowing Representative may from time to time reduce the
Belgian Revolving Sublimits; provided that (i) each reduction of the Belgian Revolving Sublimits shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Belgian Borrowing Representative shall not reduce the Belgian Revolving Sublimits if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.10, in excess of the Belgian Availability at such time.

     (h) The applicable Borrowing Representative shall notify the Administrative Agents of any election to terminate or reduce the Commitments under paragraph
(b), (c), (d), (e), (f) or (g) of this Section prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agents shall advise the Lenders of the contents thereof. Each notice delivered by a Borrowing Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Borrowing Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrowing (by notice to the Administrative Agents on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.09. Repayment and Amortization of Loans; Evidence of Debt.

     (a) The US Borrowers hereby unconditionally and jointly and severally promise to pay (i) to the US Administrative Agent for the account of each Lender the then unpaid principal amount of each US Revolving Loan on the Maturity Date, and (ii) to the US Administrative Agent the then unpaid amount of each Protective US Advance on the earlier of the Maturity Date and demand by the US Administrative Agent.

     (b) The UK Borrowers hereby unconditionally and jointly and severally promise to pay (i) to the European Administrative Agent for the account of each Lender the then unpaid principal amount of each UK Revolving Loan on the Maturity Date, and (ii) to the European Administrative Agent the then unpaid amount of each Protective UK Advance on the earlier of the Maturity Date and demand by the European Administrative Agent.

     (c) The Belgian Borrower hereby unconditionally promises to pay (i) to the European Administrative Agent for the account of each Lender the then unpaid principal amount of each Belgian Revolving Loan on the Maturity Date, and (ii) to the European Administrative Agent the then unpaid amount of each Protective Belgian Advance on the earlier of the Maturity Date and demand by the European Administrative Agent.

     (d) From and after either (x) the occurrence and continuance of an Event of Default or (y) the occurrence of any other Full Cash Dominion Event, on each US Business Day, at or before 11:00 a.m., New York time, the US Administrative Agent shall apply all immediately available funds credited to the Collection Account of the US Loan Parties, number 801101689, maintained with the US Administrative Agent in Dollars (or such other Collection Account as may be opened for such purpose by the US Administrative Agent), first to prepay any Protective US Advances that may be outstanding, second to prepay the US Revolving Loans and third to


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cash collateralize outstanding US LC Exposure. On each European Business Day, at or before 11:00 a.m., London time, the European Administrative Agent shall, subject to Section 5.15, apply all immediately available funds credited to (y) the Collection Accounts of the UK Loan Parties maintained with the European Administrative Agent in Sterling (as agreed by the European Administrative Agent and each UK Loan Party and/or such other Collection Account as may be opened for such purpose by the European Administrative Agent), first to prepay any Protective UK Advances that may be outstanding and second to prepay the UK Revolving Loans and third to cash collateralize outstanding UK LC Exposure and
(y) the Collection Accounts of the Belgian Borrower maintained with the European Administrative Agent in Dollars and Optional Currency (as agreed by the European Administrative Agent and the Belgian Borrower and/or or such other Collection Account as may be opened for such purpose by the European Administrative Agent), first to prepay any Protective Belgian Advances that may be outstanding and second to prepay the Belgian Revolving Loans and third to cash collateralize outstanding Belgian LC Exposure. Notwithstanding the foregoing, at any time when an Event of Default is not continuing, the applicable Administrative Agent may, in its sole discretion, either (i) waive the requirement for cash collateralization or (ii) release to the applicable Borrower, within three Business Days after such Borrower shall request a release of such funds from the cash collateral account, funds previously credited to cash collateralize outstanding US LC Exposure, UK LC Exposure or Belgian LC Exposure.

     (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (f) Each of the US Administrative Agent and the European Administrative Agent shall maintain accounts in which it shall record (i) the amount of each US Revolving Loan made hereunder (in the case of the US Administrative Agent) and each UK Revolving Loan and Belgian Revolving Loan (in the case of the European Administrative Agent), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the US Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (g) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or either Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

     (h) Any Lender may request that Loans made by it to any Borrower or Borrowers be evidenced by a promissory note ("Notes"). In such event, each of the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agents. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee


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named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.10. Prepayment of Loans.

     (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section subject to the provisions of Section 2.15.

     (b) In the event and on such occasion that the Aggregate US Revolving Exposure exceeds the lesser of (i) the aggregate Total Revolving Commitments or
(ii) the US Borrowing Base, the US Borrowers shall prepay the US Revolving Loans and/or US LC Exposure in an aggregate amount equal to such excess.

     (c) In the event and on such occasion that the Aggregate UK Revolving Exposure exceeds the lesser of (i) the aggregate UK Revolving Sublimits or (ii) the UK Borrowing Base, the UK Borrowers shall prepay the UK Revolving Loans and/or UK LC Exposure in an aggregate amount equal to such excess.

     (d) In the event and on such occasion that the Aggregate Belgian Revolving Exposure exceeds the lesser of (i) the aggregate Belgian Revolving Sublimits or
(ii) the Belgian Borrowing Base, the Belgian Borrower shall prepay the Belgian Revolving Loans and/or Belgian LC Exposure in an aggregate amount equal to such excess.

     (e) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any other Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by the Company or any other Loan Party, prepay the Obligations as set forth in
Section 2.10(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if the Company shall deliver to the Administrative Agents a certificate of a Financial Officer to the effect that the applicable Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) Real Property, Equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either: (i) so long as a Full Cash Dominion Event has not occurred, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Full Cash Dominion Event has occurred, if the Net Proceeds specified in such certificate are to be applied by (A) the applicable US Borrower, then such Net Proceeds shall be applied by the US Administrative Agent to reduce the outstanding principal balance of the US Revolving Loans (without a permanent reduction of the Total Revolving Commitment except with respect to any sale of assets under the second proviso of Section 6.05(h) which will result in a permanent reduction in the amount of the prepayment) and upon such application, the US Administrative Agent shall establish a Reserve against the US Borrowing Base in an amount equal to the amount of such proceeds so applied, (B) the applicable UK Borrower, then such Net Proceeds shall be applied by the European Administrative Agent to reduce the outstanding principal balance of the UK Revolving Loans (without a permanent reduction of the UK Revolving Sublimit except with


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respect to any sale of assets under the second proviso of Section 6.05(h) which will result in a permanent reduction in the amount of the prepayment) and upon such application, the European Administrative Agent shall establish a Reserve against the UK Borrowing Base in an amount equal to the amount of such proceeds so applied, (C) the Belgian Borrower, then such Net Proceeds shall be applied by the European Administrative Agent to reduce the outstanding principal balance of the Belgian Revolving Loans (without a permanent reduction of the Belgian Revolving Sublimit except with respect to any sale of assets under the second proviso of Section 6.05(h) which will result in a permanent reduction in the amount of the prepayment) and upon such application, the European Administrative Agent shall establish a Reserve against the Belgian Borrowing Base in an amount equal to the amount of such proceeds so applied and (D) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:

          (1) the applicable Borrower shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

          (2) so long as the conditions set forth in Section 4.02 have been met, the Lenders shall make such Revolving Loan or the applicable Administrative Agent shall release funds from the cash collateral account; and

          (3) in the case of Net Proceeds applied against a Revolving Loan, the Reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) Real Property, Equipment or other tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $2,000,000.

     (f) All such amounts pursuant to Section 2.10(e) shall be applied, first, to prepay any Protective Advances that may be outstanding with respect to the applicable Borrower, second, to prepay the Revolving Loans due and owing from such applicable Borrower without a corresponding reduction in the Revolving Commitment (or the applicable revolving sublimit) and third, to cash collateralize outstanding LC Exposure with respect to such Borrower; provided that amounts in respect of any Loan Party that is not a Borrower shall be applied in respect of Protective US Advances, US Revolving Loans and/or US LC Exposure, unless such Loan Party is organized under the laws of England and Wales or Scotland in which case such amounts shall be applied in respect of Protective UK Advances, UK Revolving Loans and/or UK LC Exposure. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Property is not otherwise determined, the allocation and application of those proceeds shall be determined by the US Administrative Agent, in its Permitted Discretion.


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     (g) The Company shall notify the applicable Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 10:00 a.m., New York time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the applicable Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.12.

     SECTION 2.11. Fees.

     (a) The Borrowers agree, jointly and severally, to pay to the US Administrative Agent for the account of each Lender, a commitment fee, which shall accrue at the rate of three-eighths of one percent (0.375%) on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitments terminate. Accrued commitment fees for each calendar month shall be payable in arrears on the first day of the immediately succeeding calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) (i) Each of the US Borrowers agrees to pay to the US Administrative Agent for the account of each Lender, and (ii) each of the UK Borrowers and the Belgian Borrower agrees to pay to the European Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit issued for the account of each US Borrower, each UK Borrower or the Belgian Borrower, as the case may be, which shall accrue at a rate equal to the Eurocurrency Spread as set forth in the definition of "Applicable Margin" on the average daily amount of such Lender's US LC Exposure, UK LC Exposure and/or Belgian LC Exposure, as applicable, during the period from and including the Effective Date to but excluding the later of the Maturity Date with respect to such Lender and the date on which such Lender ceases to have any LC Exposure, and (ii) to the respective Issuing Bank a fronting fee, which shall accrue at the rate of one eighth of one-percent (0.125%) per annum on the average daily amount of the US LC Exposure, UK LC Exposure and/or Belgian LC Exposure, as applicable, during the period from and including the Effective Date to but excluding the later of the Maturity Date and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal, extension, cancellation, negotiation and transfer of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of


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each calendar month shall be payable on the Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrowers agree, jointly and severally, to pay to the Administrative Agents, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agents.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the US Administrative Agent or the European Administrative Agent, as applicable, or to the Issuing Bank, in the case of fees payable to it, for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. Interest.

     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate US Base Rate or the Alternative Eurocurrency Base Rate, as the case may be, plus the Applicable Margin.

     (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the applicable Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Each Protective US Advance shall bear interest at the Alternate US Base Rate plus the Applicable Margin plus 2%. Each Protective UK Advance shall bear interest at the Alternative Eurocurrency Base Rate plus the Applicable Margin plus 2%. Each Protective Belgian Advance shall bear interest at the Alternative Eurocurrency Base Rate plus the Applicable Margin plus 2%.

     (d) Notwithstanding the foregoing, (x) during the occurrence and continuance of an Event of Default under Section 7.01(a) or 7.01(b) or (y) at the direction of the Required Lenders may, at their option (which direction may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of "each Lender affected thereby" for reductions in interest rates), by notice to the Administrative Agent and the Company, during the occurrence and continuance of any other Event of Default, declare that (i) all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest


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accrued pursuant to paragraph (d) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan of any Lender (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period with respect to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate US Base Rate, Alternate Eurocurrency Base Rate or Adjusted LIBO Rate shall be determined by an Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

     (a) the US Administrative Agent and/or the European Administrative Agent, as applicable, determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the US Administrative Agent and/or the European Administrative Agent, as applicable, is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the US Administrative Agent and/or the European Administrative Agent, as applicable, shall give notice thereof to the US Borrowing Representative, the UK Borrowing Representative and the Belgian Borrowing Representative, respectively, and the affected Lenders by telephone or facsimile as promptly as practicable thereafter and, until the US Administrative Agent and/or the European Administrative Agent, as applicable, notifies such Borrowing Representative and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.14. Increased Costs.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Alternate Eurocurrency Base
     Rate), the UK Mandatory Costs or the Belgian Mandatory Costs; or


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          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement, any Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Loan Parties will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the affected Borrowing Representative and shall be conclusive absent manifest error. The US Borrowers, the UK Borrowers or the Belgian Borrower, as applicable, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that none of the US Borrowers, the UK Borrowers, nor the Belgian Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable


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thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(g) or 2.10(e) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.16. Taxes.

     (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agents, the Lenders or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any Indemnified Taxes are required to be deducted in respect of any payment made to a Lender as a result of the application of Section 2.22 (including any payment made by a Lender to another Lender in respect of that Lender's participating interest pursuant to Section 2.22(b)), the applicable US Borrower (in the case of Indemnified Taxes required to be deducted by the United States or any political subdivision thereof), the applicable UK Borrower (in the case of Indemnified Taxes required to be deducted by the United Kingdom or any political subdivision thereof) or the Belgian Borrower (in the case of Indemnified Taxes required to be deducted by the Kingdom or Belgium or any political subdivision thereof) shall pay an additional amount so that after making all the required deductions, including deductions applicable to additional amounts required under this Section 2.16(a), such Lender shall receive an amount equal to the sum it would have received had no such deductions been made.


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     (b) In addition, each Borrower shall pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable law.

     (c) Each US Borrower shall indemnify the US Administrative Agent, each Lender and the Issuing Bank and each UK Borrower and the Belgian Borrower shall indemnify the European Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Administrative Agent or European Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of each Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest, increases, surcharges and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or Issuing Bank, or by the US Administrative Agent (or European Administrative Agent) on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the US Administrative Agent and/or the European Administrative Agent, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Administrative Agent or European Administrative Agent.

     (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which such Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the US Administrative Agent or the European Administrative Agent, as applicable), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received prior written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation and provided further that such Borrower shall use such documentation to obtain such exemption or reduction.

     (f) If the US Administrative Agent, the European Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund from a Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Administrative Agent, European Administrative Agent, Lender or Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the applicable Administrative Agent, European Administrative Agent,


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Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower
(plus penalties, interest and other charges, including the reasonable fees and expenses of the US Administrative Agent and European Administrative Agent) to such Administrative Agent, European Administrative Agent, Lender or Issuing Bank if such Administrative Agent, European Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.

     (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans and LC Disbursements made hereunder.

     (h) Nothing contained in this Section 2.16 shall require the US Administrative Agent, the European Administrative Agent, any Lender or any Issuing Bank to make available any of its tax returns (or any other information that it deems, in its sole discretion, to be confidential or proprietary).

     SECTION 2.17. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

     (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to (i) 12:00 noon, New York City time, in case of payments to be made to the US Administrative Agent, the Issuing Bank in the United States or any Lender in respect of any Obligation of the US Borrowers,
(ii) 12:00 noon, London time, in case of payments to be made to the European Administrative Agent, the Issuing Bank in the United Kingdom or any Lender in respect of any Obligation or the UK Borrowers) or (iii) 12:00 noon, London time, in case of payments to be made to the European Administrative Agent, the Issuing Bank in the United Kingdom or in the Kingdom of Belgium or any Lender in respect of any Obligation or the Belgian Borrower), on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the US Administrative Agent and the European Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the US Administrative Agent (in the case of payments on account of the US Borrowers for the account of the US Administrative Agent, the Issuing Bank in the United States or any Lender) at its offices at 270 Park Avenue, New York, New York, or to the European Administrative Agent (in the case of payments on account of the UK Borrowers or Belgian Borrower for the account of the European Administrative Agent, the Issuing Bank in the United Kingdom or any Lender) at 125 London Wall, Floor 9, EC2Y 5AJ, London, United Kingdom, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each of the US Administrative Agent and the European Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and,


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in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document with respect to the Borrowers shall be made in US Dollars; provided that (i) payments of principal of and interest on UK Revolving Loans, commitment fees in respect of UK Revolving Sublimits, fees in respect of Letters of Credit denominated in Dollars or an Optional Currency and (to the extent invoiced or otherwise claimed in any currency) indemnification and expense reimbursement obligations, shall in each case be payable in the applicable currency and (ii) payments of principal of and interest on Belgian Revolving Loans, commitment fees in respect of Belgian Revolving Sublimits, fees in respect of Letters of Credit denominated in Dollars or an Optional Currency and (to the extent invoiced or otherwise claimed in any currency) indemnification and expense reimbursement obligations, shall in each case be payable in the applicable currency.

     (b) Any proceeds of Collateral received by the Administrative Agents attributable to property of any Loan Party other than the UK Borrowers (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the US Borrowing Representative) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing, shall be applied by the Administrative Agents ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agents and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of Protective Advances, fourth, to pay the principal of Protective Advances, fifth, to pay interest then due and payable on the Revolving Loans (other than the Protective Advances) ratably, sixth, to prepay principal on the US Revolving Loans and Belgian Revolving Loans (other than the Protective Advances) and unreimbursed LC Disbursements, ratably in accordance with the then outstanding amounts thereof, seventh, to pay an amount to the Administrative Agents equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit issued hereunder and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations and ninth, to the payment of any other Secured Obligation due to the Administrative Agents or any Lender by any Borrower.

     (c) Any proceeds of Collateral received by the European Administrative Agent attributable to property of any UK Borrower (i) not constituting either
(A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the UK Borrowing Representative) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing, shall be applied by the European Administrative Agent ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the European Administrative Agent and the Issuing Bank from any UK Borrower (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from any UK Borrower (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Protective UK Advances, fourth, to pay the principal of the Protective UK Advances, fifth, to pay interest then due and payable on the UK Revolving Loans (other than the Protective UK


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Advances) ratably, sixth, to prepay principal on the UK Revolving Loans (other than the Protective UK Advances) and unreimbursed UK LC Disbursements, seventh, to pay an amount to the European Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid UK LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations provided for any UK Borrower, and ninth, to the payment of any other Secured Obligation due to the European Administrative Agent or any Lender by any UK Borrower.

     (d) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrowing Representative, or unless a Default is in existence, neither any Administrative Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except
(a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the applicable Borrower shall pay the break funding payment required in accordance with Section
2.15. The applicable Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

     (e) At the election of the US Administrative Agent, all payments of principal, interest, US LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses (pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of US Borrowings made hereunder whether made following a request by the US Borrowing Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any US Borrower maintained with the US Administrative Agent. The US Borrowing Representative hereby irrevocably authorizes (i) the US Administrative Agent to make a US Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents with the US Borrowers and agrees that all such amounts charged shall constitute US Revolving Loans, but such a US Borrowing may only constitute a Protective US Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the US Administrative Agent to charge any deposit account of any US Borrower maintained with the US Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents from a US Borrower.

     (f) At the election of the European Administrative Agent, all payments of principal, interest, UK LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses (pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of UK Borrowings made hereunder whether made following a request by the UK Borrowing Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any UK Borrower maintained with the European Administrative Agent. The UK Borrowing Representative hereby irrevocably authorizes (i) the European Administrative Agent to make a UK Borrowing for the purpose of paying each payment of principal, interest


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and fees as it becomes due hereunder or any other amount due under the Loan
Documents with any UK Borrower and agrees that all such amounts charged shall constitute US Revolving Loans, but such a UK Borrowing may only constitute a Protective UK Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the European Administrative Agent to charge any deposit account of any UK Borrower maintained with the European Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents from any UK Borrower.

     (g) At the election of the European Administrative Agent, all payments of principal, interest, Belgian LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses (pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Belgian Borrowings made hereunder whether made following a request by the Belgian Borrowing Representative pursuant to Section
2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Belgian Borrower maintained with the European Administrative Agent. The Belgian Borrowing Representative hereby irrevocably authorizes (i) the European Administrative Agent to make a Belgian Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents with the Belgian Borrower and agrees that all such amounts charged shall constitute US Revolving Loans, but such a Belgian Borrowing may only constitute a Protective Belgian Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the European Administrative Agent to charge any deposit account of the Belgian Borrower maintained with the European Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents from the Belgian Borrower.

     (h) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent such


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Borrower may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (i) Unless the applicable Administrative Agent shall have received notice from the applicable Borrowing Representative prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or Issuing Bank hereunder that the applicable Borrower will not make such payment, the applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or Issuing Bank, as the case may be, severally agrees to repay to the respective Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the US Administrative Agent or European Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation.

     (j) If any Lender shall fail to make any payment required to be made by it hereunder, then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then:

     (a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment); and

     (b) a Borrowing Representative may, at its sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a "Departing Lender"), upon notice to the Departing Lender and the applicable Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrowing Representative


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shall have received the prior written consent of the applicable Administrative
Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.19. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Administrative Agent or such Lender. The provisions of this Section 2.19 shall be and remain effective notwithstanding any contrary action which may have been taken by any Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.19 shall survive the termination of this Agreement.

     SECTION 2.20. Money of Account, etc. This is an international loan transaction in which the specification of Dollars or the applicable Optional Currency is of the essence, and Dollars or the applicable Optional Currency, as specified herein, shall be the currency of account and of payment in all events. The payment obligations of the Borrowers and the other Loan Parties shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars or, as the case may be, the applicable Optional Currency under normal banking procedures shall not yield the amount of Dollars or such Optional Currency, as the case may be, due hereunder. In the event that any payment made in a currency other than Dollars or an Optional Currency, as the case may be, whether pursuant to a judgment or otherwise, upon conversion shall not yield such amount of Dollars or such Optional Currency, the applicable Lenders shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the US Dollar or the applicable Optional Currency deficiency.

     SECTION 2.21. Currency Fluctuations, etc.

     (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the US Administrative Agent shall determine the Exchange Rate as of such Calculation Date. Except as otherwise provided in Section 2.08 and Section 2.22, the Exchange Rate so determined shall become effective on the first US Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.


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     (b) Not later than 5:00 p.m., London time, on each Reset Date, the US
Administrative Agent shall consult with the European Administrative Agent and the Administrative Agents shall determine the Aggregate UK Revolving Exposure (both in Dollars and in Optional Currency) and the Aggregate US Revolving Exposure.

     (c) Not later than 5:00 p.m., London time, on each Reset Date, the US Administrative Agent shall consult with the European Administrative Agent and the Administrative Agents shall determine the Aggregate Belgian Revolving Exposure (both in Dollars and in Optional Currency) and the Aggregate US Revolving Exposure.

     (d) If, on any Reset Date, the Aggregate UK Revolving Exposure exceeds the total UK Revolving Sublimits, then (i) the European Administrative Agent shall give notice thereof to the UK Borrowers and the Lenders and (ii) within two European Business Days thereafter, the UK Borrowers shall repay or prepay UK Revolving Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Aggregate UK Revolving Exposure (expressed in Optional Currency) shall not exceed the total UK Revolving Sublimits.

     (e) If, on any Reset Date, the Aggregate Belgian Revolving Exposure exceeds the Aggregate Belgian Revolving Sublimits, then (i) the European Administrative Agent shall give notice thereof to the Belgian Borrower and the Lenders and (ii) within two European Business Days thereafter, the Belgian Borrower shall repay or prepay Belgian Revolving Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Aggregate Belgian Revolving Exposure (expressed in Optional Currency) shall not exceed the total Belgian Revolving Sublimits.

     (f) To the extent the repayments and prepayments referenced in paragraph
(c) do not result in an Aggregate UK Revolving Exposure (expressed in Optional Currency) that is less than or equal to the total UK Revolving Sublimit, then the UK Borrowers shall provide cash collateral in accordance with Section 2.05(j) to the extent required to obtain such result.

     (g) To the extent the repayments and prepayments referenced in paragraph
(c) do not result in an Aggregate Belgian Revolving Exposure (expressed in Optional Currency) that is less than or equal to the total Belgian Revolving Sublimits, then the Belgian Borrower shall provide cash collateral in accordance with Section 2.05(j) to the extent required to obtain such result.

     SECTION 2.22. Consolidation of Credit Facilities.

     (a) Notwithstanding noncompliance with the conditions precedent set forth in Article IV, if (i) an Event of Default pursuant to clause (h), (i), (j), (s) or (t) of Article VII shall have occurred, or (ii) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Article VII, then, at 10:00 a.m., New York City time, on the US Business Day designated by the Administrative Agents in their sole discretion (the "Consolidation Date") the following shall occur:

          (i) the Company, in its capacity as a Loan Guarantor, shall repay all outstanding UK Revolving Loans and all unreimbursed UK LC Disbursements, and pay all accrued fees payable by the UK Borrowers, all outstanding Belgian Revolving Loans and all unreimbursed Belgian LC Disbursements, and pay all accrued fees payable by the


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     Belgian Borrower and shall pay and cause each of the other US Borrowers to repay all outstanding US Revolving Loans and all unreimbursed US LC Disbursements and pay all accrued fees payable by the US Borrowers hereunder (without prejudice to the rights of the US Borrowers to finance such repayments by borrowing US Revolving Loans in accordance with this Agreement after giving effect to the adjustment of Commitments as provided below, if the US Commitments remain in effect and the conditions to such Borrowing are satisfied);

          (ii) if, as of the Consolidation Date, the Total Revolving Commitments remain in effect, then the Company shall become the account party in respect of all UK Letters of Credit and all Belgian Letters of Credit (with the result that each UK Letter of Credit and each Belgian Letter of Credit shall become a US Letter of Credit).

The foregoing actions shall result in, and the parties hereto shall take such actions as shall be necessary to result in, all UK Letters of Credit and Belgian Letters of Credit becoming US Letters of Credit, all UK Revolving Loans and Belgian Revolving Loans being repaid, and any and all US Revolving Loans and US LC Exposure being held by the Lenders ratably in accordance with their Total Revolving Commitments. After giving effect to the foregoing, in the event that any LC Disbursement is made in Optional Currency, any payment required to be made by the Borrowers or the Lenders hereunder in respect of such LC Disbursement shall be payable in Dollars in an amount equal to the Dollar Equivalent (based on the Exchange Rate determined by the US Administrative Agent on the US Business Day immediately preceding such payment date) of the amount otherwise payable in Optional Currency. For purposes of this Section 2.22(a) (other than in the immediately preceding sentence), the Dollar Equivalent shall be determined based upon the Exchange Rate in effect on the Effective Date.

                                  ARTICLE III.

                         Representations and Warranties

     Each Loan Party represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and, other than the UK Loan Parties, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, equity holder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency,


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reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents.

     SECTION 3.04. Financial Condition; No Material Adverse Change.

     (a) the Company has heretofore furnished to the Lenders (i) the restated balance sheet of the Company on a Consolidated Basis as of and for the fiscal year ended December 31, 2005, reported on without qualification by Deloitte & Touche USA LLP, independent public accountants, and (ii) the consolidating balance sheet, and the statements of income, stockholders equity and cash flow, of the Company on a Consolidated Basis as of and for the fiscal month and the portion of the fiscal year ended June 30, 2006, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flow of the Company on a Consolidated Basis as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2005.

     (c) None of the Loan Parties has on the Effective Date any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at December 31, 2005 referred to above or as otherwise expressly provided in this Agreement or the financial statements described in this Section 3.04.

     SECTION 3.05. Properties.

     (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of Real Property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties has good and indefeasible and/or valid and marketable title to, and/or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by
Section 6.02.

     (b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as


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currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by the Loan Parties and their Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties' and their Subsidiaries' rights thereto are not subject to any Lien, licensing agreement or similar arrangement.

     SECTION 3.06. Litigation and Environmental Matters.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. Investment Company Status. No Loan Party nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     SECTION 3.09. Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such Taxes.


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     SECTION 3.10. ERISA.

     (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent annual financial statements delivered to the Lenders prior to the Effective Date and reflecting such amounts, exceed by more than $40,400,000 the fair market value of the assets of all Plan. The aggregate unfunded liabilities of all Plans, after giving effect to any reserves for such liabilities, are not reasonably expected to result in a Material Adverse Effect.

     (b) Each Foreign Employee Benefit Plan is in compliance in all material respects with all requirements of the governing documents for such plan and all applicable laws (including funding and fiduciary obligations). With respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. The aggregate unfunded liabilities of such Foreign Employee Benefit Plan, after giving effect to any reserves for such liabilities, are not reasonably expected to result in a Material Adverse Effect.

     SECTION 3.11. Disclosure. The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the any Loan Party to the US Administrative Agent, the European Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

     SECTION 3.12. Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness.

     SECTION 3.13. Solvency.

     (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the


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property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

     (b) No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     SECTION 3.14. Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate.

     SECTION 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Company of each and all of the Company's Subsidiaries, (b) a true and complete listing of each class of each of the authorized Equity Interests of the Loan Parties and their Subsidiaries, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable. The Inactive Subsidiaries conduct no business and have no material assets.

     SECTION 3.16. Security Interest in Collateral. The provisions of this Agreement, the Collateral Documents and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the applicable Administrative Agent, for the benefit of the applicable Administrative Agent and the Lenders, and such Liens constitute perfected (or will, upon the delivery, filing, recording or registering of the documents described in Section 3.18, as applicable, constitute perfected) and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral, including the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC; the Insolvency Act; under the UCC; the Companies Act or applicable Belgian law (in each case in effect on the date this representation is made) in each case prior and superior in right to any other Person other than with respect to (a) Liens expressly permitted by Section 6.02 hereof, to the extent any such Liens would have priority over the Liens in favor of the applicable Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the applicable Administrative Agent has not obtained or does not maintain possession of such Collateral.


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     SECTION 3.17. Labor Disputes. of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Loan Parties, threatened. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payment made to employees or any similar matters. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party or Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or Subsidiary is bound.

     SECTION 3.18. Security Documents.

     (a) The Pledged Collateral (as defined in the US Security Agreement) has been delivered to the US Administrative Agent (together with stock powers or other appropriate instruments of transfer executed in blank form).

     (b) The Share Certificates (as defined in the UK Debenture) have been delivered to the European Administrative Agent.

     (c) The financing statements, releases and other filings set forth on
Schedule 3.18(b) are in appropriate form for filing in the offices specified on
Schedule 6 to the Perfection Certificate.

     (d) The patent security agreement, trademark security agreement and other documents set forth on Schedule 3.18(c) are in appropriate form for filing in the United States Patent and Trademark Office and the United States Copyright Office.

     (e) When the UK Debenture, the UK Account Charge and the UK Shares Pledge have been registered with the Register of Companies within the 21-day time period specified in Chapter V of Part XI of the Companies Act and when the UK Debenture or notice thereof is filed in the UK Patent Office, the UK Debenture shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in all of the assets of the UK Borrowers including the Intellectual Property (as defined in the UK Debenture) in which a security interest may be perfected by filing, recording or registering a security agreement pursuant to the Trade Marks Act 1994 superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof (it being understood that subsequent recordings in the UK Patent Office may be necessary to record notice of a security interest on Intellectual Property (as defined in the UK Debenture) acquired by the Loan Parties after the date hereof).

     (f) The European Administrative Agent has received executed acknowledgements of its Liens on the Collections Accounts maintained in the United Kingdom, Belgium and the Netherlands.


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     SECTION 3.19. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from
(i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

     SECTION 3.20. Governing Law and Judgments. In any legal proceedings taken in its jurisdiction of incorporation in relation to any of the Loan Documents to which it is a party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognized and enforced.

     SECTION 3.21. Centre of Main Interests. No UK Borrower has caused or allowed its registered office or Centre of Main Interests to be in, and no UK Borrower shall maintain an Establishment, in any jurisdiction other than England and Wales or Scotland.

     SECTION 3.22. Adverse Consequences. No Administrative Agent, Lender or any Issuing Bank (each a "Finance Party") is required to be licensed, qualified or otherwise entitled to carry on business in any Loan Party's jurisdiction of organization (i) in order to enable any such Finance Party to enforce its rights under any Loan Document; or (ii) by reason of such Finance Party's entry into any Loan Document or the performance by any such Finance Party of its obligations under any Loan Document; and (b) no Finance Party is or will be deemed to be resident, domiciled or carrying on business in the jurisdiction of organization of any Loan Party by reason only of its entry into, performance of, and/or enforcement of, any Loan Document.

     SECTION 3.23. Collateral Deposit Accounts. Schedule 5.15 sets forth all Collateral Deposit Accounts maintained by the Borrowers as of the Effective Date.

     SECTION 3.24. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate any of the provisions of Regulation T, U or X of the Board.

                                   ARTICLE IV.

                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) Credit Agreement and Loan Documents. Each Administrative Agent (and/or their respective counsel) shall have received (i) from each party hereto either
(A) a counterpart of this


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Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agents (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender.

     (b) Financial Statements and Projections. The Lenders shall have received
(i) audited consolidated and consolidating financial statements of the Company on a Consolidated Basis for the 2003, 2004 and 2005 fiscal years, (iii) unaudited consolidated and consolidating interim financial statements of the Company on a Consolidated Basis for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available but at least for the quarters ending March 31, 2006 and June 30, 2006, and such financial statements shall not, in the reasonable judgment of the Administrative Agents, reflect any material adverse change in the financial condition of the Company on a Consolidated Basis, as reflected in the financial statements or projections provided to the Lenders and (iii) satisfactory projections for the 2006 and 2007 fiscal years (reported on a quarterly basis and for the 2008, 2009 and 2010 fiscal years (reported on an annual basis).

     (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The US Administrative Agent with respect to the US Loan Parties, shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall
(A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) (other than in the case of the UK Borrowers a long form good standing certificate for each Loan Party from its jurisdiction of organization.

     (d) No Default Certificate. The US Administrative Agent with respect to the US Loan Parties, and the European Administrative Agent, with respect to the UK Borrowers and the Belgian Borrower, shall have received a certificate, signed by the chief financial officer of the Company and each other Borrower, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in
Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the US Administrative Agent.

     (e) Fees. The Lenders and the Administrative Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such


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amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by each Borrowing Representative to the US Administrative Agent on or before the Effective Date.

     (f) Lien Searches. The Administrative Agents shall have received the results of a recent administration and lien search in each of the jurisdictions where assets of the Loan Parties are located, winding up searches from the Central Index of the Royal Court of Justice and the District Registries of the High Court (insofar as these are available) against the UK Borrowers in England and mortgage house register searches against the Belgian Borrower in Belgium, and each such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agents.

     (g) Pay-Off Letters. The Administrative Agents shall have received satisfactory pay-off letters for all Indebtedness due and owing under the Existing US Credit Agreement to be repaid from the proceeds of the initial Borrowings, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

     (h) Funding Accounts. The US Administrative Agent shall have received a notice setting forth the deposit account of each US Borrower (each, a "US Funding Account") to which the Lenders are authorized by US Borrowing Representative on behalf of each such US Borrower to transfer the proceeds of any US Borrowings requested or authorized pursuant to this Agreement and the European Administrative Agent shall have received a notice setting forth (i) the deposit account of each UK Borrower (the "UK Funding Account") to which the Lenders are authorized by the UK Borrower Representative to transfer the proceeds of any UK Borrowings requested or authorized pursuant to this Agreement and (ii) the deposit account of the Belgian Borrower (the "Belgian Funding Account") to which the Lenders are authorized by the Belgian Borrower to transfer the proceeds of any Belgian Borrowings requested or authorized pursuant to this Agreement.

     (i) Legal Opinions. The Administrative Agents shall have received the executed legal opinions of the following:

          (i) Kirkpatrick & Lockhart Nicolson Graham LLP, US counsel to the Borrowers including matters relating to federal, New York, Delaware and Pennsylvania law,

          (ii) Van Antwerp, Monge, Jones & Edwards, LLP, Kentucky counsel to the Borrowers,

          (iii) Watkin, Ludlam, Winter & Stennis, P.A., Mississippi counsel to the Borrowers,

          (iv) DLA Piper Rudnick Gray Cary, UK counsel to the Administrative Agents,

          (v) DLA Piper, Belgian counsel to the Administrative Agents,


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          (vi) DLA Piper, French counsel to the Administrative Agents, and

          (vii) DLA Piper, German counsel to the Administrative Agents.

each in form and substance satisfactory to the respective Administrative Agent, which shall cover such matters incident to the Transactions contemplated by the Loan Documents as the Administrative Agents may reasonably require.

     (j) Collateral Access and Control Agreements. The relevant Administrative Agent shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.13 of the US Security Agreement and (ii) Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the US Security Agreement.

     (k) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers, members or directors of any Borrower (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Administrative Agents, is deemed material or (B) could, in the reasonable opinion of Administrative Agents, have a Material Adverse Effect on any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body.

     (l) Borrowing Base Certificates. The Administrative Agents shall have received Borrowing Base Certificates which calculate the US Borrowing Base, the UK Borrowing Base and the Belgian Borrowing Base as of the most recent fiscal month end immediately preceding the Effective Date.

     (m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and obligations current, the sum of the US Availability plus the UK Availability plus the Belgian Availability shall not be less than $28,000,000.

     (n) Collateral Examination; Appraisals. The Administrative Agents shall have received and be satisfied with appraisals of inventory and equipment for the US Loan Parties and inventory for the UK Borrowers specified by the Administrative Agents from appraisers satisfactory to the Administrative Agents. The appraisers shall be engaged directly by the Administrative Agents and shall have no direct or indirect interest, financial or otherwise, in the property or transaction. The Administrative Agents or their designee shall have conducted a satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Borrowers and their Subsidiaries and of the related data processing and other systems.

     (o) Pledged Stock; Stock Powers; Pledged Notes. The relevant Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any)


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pledged to the relevant Administrative Agent pursuant to the Collateral
Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

     (p) Filings, Registrations and Recordings. Each document required by the Collateral Documents or under law or reasonably requested by the Administrative Agents to be filed, registered or recorded in order to create in favor of the Administrative Agents, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

     (q) Environmental Reports. The Administrative Agents shall have received copies of all existing environmental review reports with respect to the Real Properties of the Loan Parties in the possession of any Loan Party.

     (r) UK and other Conditions Precedent. The Administration Agents shall have received fully executed copies of each of the agreements, documents and certificates set forth on Schedule 4.01(r). Notwithstanding the other provisions hereunto the contrary, the UK Borrowers shall only be required to comply with such schedule.

     (s) Belgian Real Property. The Administration Agents shall have received with respect to the Belgian Real Property, a duly executed notarial ownership deed and an extract from the land registry ("kadaster").

     (t) [Reserved].

     (u) Effective Date Mortgage; Effective Date Mortgage Policy; Etc. The Administrative Agent shall have received from each Loan Party (other than the UK Loan Parties):

          (i) Effective Date Mortgage. A fully executed and notarized Mortgage (the "Effective Date Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Real Property Assets listed and marked with an asterisk ("*") in Disclosure
     Schedule 3.05 (the "Effective Date Mortgaged Property");

          (ii) Surveys. With respect to the Effective Date Mortgaged Property, copies of all existing surveys in the Loan Parties' possession;

          (iii) Property Interests. In the case of each owned Effective Date Mortgaged Property, copies of all deeds of any Loan Party and copies of all leases between any Loan Party and any tenant;

          (iv) Matters Relating to Flood Hazard Properties. (A) Evidence reasonably acceptable to the US Administrative Agent as to whether any Effective Date Mortgaged Property is a Flood Hazard Property and (B) if there are any such Flood Hazard Properties, evidence that the applicable Loan Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the US Administrative


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     Agent, or evidence acceptable to the US Administrative Agent that such insurance is not available;

          (v) Environmental Indemnity. The Hazardous Materials Indemnity Agreement, with respect to the indemnification of the US Administrative Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any claim or threatened claim for damages due to Hazardous Materials;

          (vi) Title Insurance. (A) an ALTA mortgagee title insurance policy (or alternative to the ALTA policy required by applicable law reasonably satisfactory to the US Administrative Agent) or unconditional commitment therefor (the "Effective Date Mortgage Policy") issued by the Title Company with respect to the Effective Date Mortgaged Property, in an amount not less than the amount designated therein with respect to, or a valid leasehold interest in, the Effective Date Mortgaged Property, insuring title to the Effective Date Mortgaged Property vested in such Loan Party and assuring the US Administrative Agent that the Effective Date Mortgage creates a valid and enforceable first priority mortgage Lien on the Effective Date Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the US Administrative Agent, which Effective Date Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the US Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the US Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the US Administrative Agent; and
     (B) evidence satisfactory to the US Administrative Agent that such Loan Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Date Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Effective Date Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Date Mortgage in the appropriate real estate records; and

          (vii) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Effective Date Mortgage Policy.

     (v) Convertible Notes. (i) The Company shall have received aggregate gross proceeds of the Convertible Notes in an aggregate amount of not less than $65,000,000, (ii) the US Administrative Agent shall have received copies of the Convertible Note Indenture and the same (and any related purchase agreement with respect to the Convertible Notes) shall be satisfactory in form and substance to the US Administrative Agent and the Lenders, (iii) the Company shall have applied the proceeds thereof in accordance with Section 5.09 and (iv) the US Administrative Agent shall have received a certificate of a Financial Officer of the Company in form and substance satisfactory to the US Administrative Agent confirming that the Borrower has received from the purchasers of the Convertible Notes all cash proceeds from the sale of such notes.


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     (w) Insurance. The Administrative Agents shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to each Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.12 of the US Security Agreement and the terms of the UK Debenture.

     (x) Letter of Credit Application. Each Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

     (y) Solvency. The Administrative Agents shall have received a solvency certificate from a Financial Officer of each Loan Party as to the solvency of each Loan Party after giving effect to the Transactions.

     (z) Customer List. The Administrative Agent shall have received a true and complete customer list for each of the Loan Parties.

     (aa) Corporate Structure. The corporate organizational structure, capital structure and ownership of the Loan Parties, shall be satisfactory in scope, form and substance to the Administrative Agents.

     (bb) Necessary Governmental Authorizations and Consents. The Loan Parties have obtained (i) all material permits, licenses, authorizations or consents from all Governmental Authorities that are necessary in connection with the Transactions, and each of the foregoing shall be in full force and effect and
(ii) all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on Schedules 3.05 and 3.12 (and so identified thereon) annexed hereto, in each case that are necessary in connection with the Transactions, and each of the foregoing shall be in full force and effect, in each case other than those referred to in this clause (ii) the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (cc) Administrative Agents' Due Diligence Review. The Administrative Agents shall be reasonably satisfied with its business and legal due diligence review of the Loan Parties and their Subsidiaries, including, but not limited to, satisfactory review of the Loan Parties and their Subsidiaries taxes.

     (dd) Borrowing Request. The Administrative Agents shall have received a Borrowing Request in accordance with Section 2.03 with respect to the Loans to be made on the Effective Date.

     (ee) Other Documents. The Administrative Agents shall have received such other documents as any Administrative Agent, Issuing Bank, Lender or their respective counsel may have reasonably requested.

The Administrative Agents shall notify the Borrowing Representatives and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or


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waived pursuant to Section 9.02) at or prior to August 31, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of each Loan Party set forth in this Agreement and the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, if they are not true and correct, the applicable Administrative Agent and the Required Lenders shall have determined to make any Loan or instruct the Issuing Bank to issue any Letters of Credit, notwithstanding that such representation or warranty is untrue or incorrect.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing or, if there then shall be any Default or Event of Default, the applicable Administrative Agent and the Required Lenders shall have determined to make such Borrowing or instruct the Issuing Bank to issue such Letter of Credit notwithstanding such Default or Event of Default.

     (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, (i) US Availability equal or exceed $1.00; (ii) UK Availability equal or exceed $1.00; and (iii) Belgian Availability equal or exceed $1.00; provided that if the condition in clause (c)(i) is satisfied but either conditions in clause (c)(ii) or (c)(iii) is not satisfied, the US Borrowers may request Borrowings, the proceeds of which are used to cure the failure to meet the condition(s) in clauses (c)(ii) or (c)(iii) or both; provided further that such Borrowing is requested not later than two US Business Days after the failure to satisfy such clause (c)(ii) or (iii).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                   ARTICLE V.

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

     SECTION 5.01. Financial Statements; Borrowing Base and Other Information. The Company will furnish to the Administrative Agents and each Lender each of the following together with all supporting documentation as the Administrative Agents may reasonably require:


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     (a) within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flow as of the end of and for such year of the Company on a Consolidated Basis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agents (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company on a Consolidated Basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;,

     (b) within 45 days after each of the fiscal quarters of the Company, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company on a Consolidated Basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) within 20 days after the end of each fiscal month of the Company, a consolidated and consolidating balance sheet of the Company and related statements of operations, stockholders' equity and cash flow as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company on a Consolidated Basis (and a consolidating basis in respect of the Borrowers) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (d) concurrently with any delivery of financial statements under clause (a) or (b) or (c) above, (x) a certificate of a Financial Officer of the Company in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of the Company on a Consolidated Basis and on a consolidating basis with respect to the Borrowers in accordance with applicable GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iv) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.08(b), 6.12 and 6.13, and (v) stating whether any change in applicable GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (y) a written report summarizing all material variances from budgets submitted by the Company pursuant to clause (f) below and a discussion and analysis by management with respect to such variances;


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     (e) concurrently with any delivery of financial statements under clause (a)
above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and any management letter prepared by said accountants;

     (f) as soon as available, but in any event not more than 30 days prior to the end of each fiscal year of the Company (a) a month-by-month projected operating budget and cash flow of the Company on a Consolidated Basis and on a consolidating basis with respect to the Loan Parties for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), and (b) a year-by-year projected operating budget and cash flow of the Company on a Consolidated Basis and on a consolidating basis with respect to the Borrowers for such fiscal year and at least two additional years thereafter (including an income statement for each year and a balance sheet as at the end of each fiscal year) (the "Projections") in form reasonably satisfactory to the Administrative Agents, such Projections to be accompanied by a certificate signed by the chief executive officer and/or chief financial officer of the Company to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared;

     (g) as soon as available but in any event (i) for the first three calendar months ending after the Effective Date, within 25 days after the end of each calendar month and (ii) thereafter, within 20 days after the end of each calendar month (and, if US Availability shall fall below $15,000,000 at any time, thereafter within 3 days of end of each week), and at such other times as may be necessary to re-determine availability of Loans hereunder or as may be requested by either Administrative Agent, as of the period then ended, Borrowing Base Certificates and supporting information in connection therewith, together with any additional reports with respect to the US Borrowing Base, the UK Borrowing Base and the Belgian Borrowing Base as either Administrative Agent may reasonably request;

     (h) as soon as available but in any event (i) for the first three calendar months ending after the Effective Date, within 25 days after the end of each calendar month and (ii) thereafter, within 20 days after the end of each calendar month and at such other times as may be requested by either Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file (not in an Adobe *.pdf file):

          (i) a detailed aging of the Borrowers' Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Borrowing Base Certificates delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agents, together with a summary specifying the name, address, and balance due for each Account Debtor;

          (ii) schedules detailing the US Borrowers' Inventory and UK Borrowers' Inventory, in form satisfactory to the Administrative Agents, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process


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     and finished goods), by product type, and by volume on hand, which
     Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agents deem appropriate, (2) including a report of any variances or other results of Inventory counts performed by the US Borrowers and UK Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by any applicable Borrower and complaints and claims made against the applicable Borrower), and (3) reconciled to the Borrowing Base Certificates delivered as of such date;

          (iii) a worksheet of calculations prepared by the applicable Borrowing Representative to determine Eligible US Accounts, Eligible US Inventory, M&E Component, Eligible UK Accounts, Eligible UK Inventory and Eligible Belgian Accounts, such worksheets detailing the Accounts, Inventory and Equipment excluded from Eligible US Accounts, Eligible US Inventory, M&E Component, Eligible UK Accounts, Eligible UK Inventory and Eligible Belgian Accounts and the reason for such exclusion;

          (iv) a reconciliation of the US Borrowers' Accounts' Inventory and Equipment, UK Borrowers' Accounts and Inventory and Belgian Borrower's Accounts between the amounts shown in the Borrowers' general ledger and financial statements and the reports delivered pursuant to clauses (i) and
     (ii) above;

          (v) a reconciliation of the loan balance per the Borrowers' general ledger to the loan balance under this Agreement; and

          (vi) a schedule and aging of the Borrowers' accounts payable, delivered electronically in a text formatted file (not in an Adobe *.pdf file).

          (vii) promptly upon either Administrative Agent's request:

          (viii) copies of invoices in connection with the invoices issued by any Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

          (ix) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

          (x) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

          (xi) the Borrowers' sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal for such period as included in such Administrative Agent's request; and

          (xii) copies of all tax returns filed by any Loan Party with the US Internal Revenue Service, the UK Inland Revenue or the Belgian tax authority for such period as included in such Administrative Agent's request;


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     (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be including, to the extent not included in the foregoing, any regular periodic and other reports and statements provided by any Loan Party to the holders of the Convertible Notes;

     (j) promptly upon either Administrative Agent's request therefor and thereafter on a daily basis, copies of all sales, collection, debit and credit adjustment schedules;

     (k) within 20 days after each May 31 and November 30, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer's name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Company;

     (l) as soon as possible and in any event within ten days after the end of each calendar month, a detailed listing of all advances of proceeds of Loans requested by any Borrower Representative for each Borrower during the immediately preceding calendar month and a detailed listing of all intercompany loans made by the Borrowers during such calendar month;

     (m) within 20 days after May 31 and November 30, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization;

     (n) as soon as available and in any event within 45 days after the close of each of the fiscal quarters ending June 30, 2006 and September 30, 2006, a written report, in reasonable detail for such applicable period, setting forth the amount of Reimbursable Capital Expenditures made or incurred in such period and the amount of casualty and/or business interruption insurance proceeds received during such period; and

     (o) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary thereof, or compliance with the terms of this Agreement or any Loan Document, as either Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. Notices of Material Events. The respective Borrowing Representatives will furnish to the Administrative Agents and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages stated to be in excess of $1,000,000 or which would be reasonably likely to result in a Material Adverse Effect, (ii) seeks injunctive relief which, if granted, would be reasonably likely to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges, in an action brought by a Governmental Authority, criminal misconduct by any Loan Party, (v) alleges the material violation of any Environmental Law or seeks remedies in


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connection with any Environmental Laws, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $1,000,000 or which, if such contest were not to be successful, would be reasonably likely to result in a Material Adverse Effect, or (vii) involves any product recall;

     (c) any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

     (d) any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

     (e) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

     (f) all material amendments to any material real estate leases, together with a copy of each such amendment;

     (g) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

     (h) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $1,000,000;

     (i) a copy of each notice from each funding agent of each of the Foreign Employee Benefit Plans required to be delivered by such funding agent promptly after such notice is given by any UK Borrower, the Belgian Borrower or other Loan Party;

     (j) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Convertible Note Indenture have been accelerated, or
(ii) that trustee or required holders of the Convertible Notes has been given notice that any or all such obligations are to be accelerated; and

     (k) any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Information Regarding Collateral.

     (a) The Company will furnish to the Administrative Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the


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conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, its "location" (as determined under Section 9-307 of Revised Article 9 of the UCC), any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any US Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agents to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral to the extent it is intended to be so perfected on the date hereof. The Company also agrees promptly to notify the Administrative Agents if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Company shall deliver to the Administrative Agents a certificate of a Financial Officer and the chief legal officer of the Company
(i) setting forth the information required pursuant to Sections 1 or 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the US Security Agreement for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.04. Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     SECTION 5.05. Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all its Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liabilities would not result in aggregate liabilities in excess of $2,500,000 and none of the Collateral becomes subject to forfeiture or loss as a result of the contest.


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     SECTION 5.06. Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except that any Loan Party may discontinue maintenance on any property that it has determined, in the exercise of its reasonable business judgment, is obsolete.

     SECTION 5.07. Books and Records; Inspection Rights.

     (a) Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by any Administrative Agent or any Lender (including employees of any Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by any Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Loan Parties acknowledge that any Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by any Administrative Agent and the Lenders.

     (b) the Company will, and will cause each of the other Loan Parties to, permit any representatives designated by either Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by such Administrative Agent) in consultation with the Borrowers to conduct evaluations and appraisals of the computation of the US Borrowing Base, the UK Borrowing Base and the Belgian Borrowing Base and the assets included therein, including supporting systems, processes and controls, all at reasonable times. The Company shall pay the reasonable fees and expenses of any representatives retained by an Administrative Agent, or employees of such Administrative Agent, to conduct any such evaluation or appraisal, including reasonable and customary internally allocated fees and expenses of such employees. The Loan Parties acknowledge that any Administrative Agent, after exercising its evaluation and appraisal may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by any Administrative Agent and the Lenders.

     SECTION 5.08. Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.09. Use of Proceeds. The proceeds of the Loans and Letters of Credit (together with the proceeds of the issuance of the Convertible Notes) will be used for general corporate purposes, including working capital and acquisitions and Capital Expenditures and to refinance Indebtedness under the Existing Credit Agreements. No part of the proceeds of any Loan will be used, directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any Acquisition. Letters of Credit will be issued only for general corporate purposes.


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

     SECTION 5.10. Insurance.

     (a) Each Loan Party will, and will cause each Subsidiary to, (i) maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents; (ii) maintain such other insurance as may be required by law; and
(iii) upon request by an Administrative Agent, which request need not be made in writing, furnish the Administrative Agents with certificates evidencing the insurance required by this paragraph. In the event of Loan Parties' failure to obtain or maintain the insurance required by this paragraph, the Administrative Agents shall have the right to obtain the required coverage and bill the applicable Borrowers for the premium payments therefor.

     (b) Fire and extended coverage policies with respect to any Collateral (i) shall not include a provision to the effect that any of the Borrowers, the Administrative Agents or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Administrative Agents, to name the Administrative Agents, for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Administrative Agents may reasonably require from time to time to protect the interests of the Lenders; provided that the requested provisions are available at reasonable cost. Each such policy referred to in this paragraph also shall provide that such policy shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agents (giving the Administrative Agents the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agents. The Borrowers shall deliver to the Administrative Agents, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

     (c) The Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Inventory will be received by the Loan Parties as agent hereunder for the benefit of the Lenders and deposited in an account subject to a control arrangement in favor of the applicable Administrative Agent. The Loan Parties disclaim any right, title or interest in or to such income, payments or proceeds and hereby confirm that the Loan Parties have granted a first priority security interest to the Administrative Agents (for the benefit of the Lenders) in all such income, payments and proceeds. The Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Mortgaged Property (after payment of any amounts due to a Lessor under a Lease) will be deposited in an account subject to a control arrangement in favor of the applicable Administrative Agent.

     SECTION 5.11. Casualty and Condemnation. The Borrowers (a) will furnish to Administrative Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or


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proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

     SECTION 5.12. Appraisals. At any time that any Administrative Agent requests, the Borrowers will and will cause each of their Subsidiaries to, provide, at their sole cost and expense, such Administrative Agent with appraisals or updates thereof of their Inventory and Equipment from an appraiser selected and engaged by the applicable Administrative Agent, and prepared on a basis satisfactory to such Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, only one such Inventory appraisal and one such Equipment appraisal per calendar year shall be at the sole expense of the Loan Parties.

     SECTION 5.13. Depository Banks.

     (a) Not later than 60 days after the Effective Date, the US Borrowers will establish with and thereafter maintain with the US Administrative Agent, as its principal depository banks, all of their primary bank accounts, including accounts for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

     (b) Schedule 5.13(b) sets forth all deposit accounts maintained by Loan Parties as of the Effective Date, including all Collateral Deposit Accounts. No Loan Party shall open any other deposit account without the consent of the US Administrative Agent.

     (c) Notwithstanding anything contained in this Section 5.13 or in Section
5.15 to the contrary, for a period of 60 days following the Effective Date, the Borrowers may permit account debtors of the Loan Parties to direct payments into the deposit accounts set forth on Schedule 5.13(c) (in addition to any Collateral Accounts as provided in Section 5.15):

     (d) Within 60 days of the Effective Date, the US Borrowers shall have closed all deposit accounts set forth on Schedule 5.13(d).

Each Loan Party shall promptly notify the Administrative Agents of the closing of any deposit account. Upon the closing of any deposit account, all amounts held in such deposit account shall be wired, or otherwise transferred in immediately available funds in a manner satisfactory to the Administrative Agents, to a Collateral Deposit Account.

     SECTION 5.14. Additional Collateral; Further Assurances.

     (a) Subject to applicable law, the Company and each other Loan Party shall cause each of its Subsidiaries (if organized under the laws of the United States of America) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit D hereto (the "Joinder Agreement"). Upon execution and delivery thereof, each such Person (i) shall


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automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the applicable Administrative Agent, for the benefit of the such Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of Real Property or heritable property located in the US, UK or Belgium owned by any Loan Party.

     (b) The Company and each other Loan Party (other than the UK Borrowers) will cause (i) 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (other than Inactive Subsidiaries) organized under the laws of the United States or any state thereof and (ii) 65% (other than Inactive Subsidiaries or Subsidiaries deemed to be of immaterial value as determined by the Administrative Agents) directly owned by the Borrower or any domestic Subsidiary, in each case, to be subject at all times to a first priority, perfected Lien in favor of the US Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as such Administrative Agent shall reasonably request. Subject to Section 5.18, on the Effective Date, the Company will cause 65% of the issued and outstanding Equity Interests of Chemviron UK, Calgon Carbon Canada, Inc., Chemviron Carbon GmbH, to be subject at all times to a first priority, perfected Lien in favor of the US Administrative Agent pursuant to the terms and conditions of the US Security Agreement or other security documents as the US Administrative Agent shall reasonably request.

     (c) Each UK Borrower will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (other than Inactive Subsidiaries) to be subject at all times to a first priority, perfected Lien (to the extent that Lien may be granted and perfected by the UK Debenture or other document governed by the laws of England and Wales or Scotland) in favor of the European Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the European Administrative Agent shall reasonably request.

     (d) Without limiting the foregoing, the Company will, and will cause each of the other Loan Parties to, execute and deliver, or cause to be executed and delivered, to the Administrative Agents such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, debentures and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which any Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

     (e) If any material assets (including any Real Property or improvements thereto or any interest therein) are acquired after the Effective Date by any US Loan Party (other than assets constituting Collateral under the US Security Agreement that become subject to the Lien in favor of the US Administrative Agent upon acquisition thereof), the applicable US Loan Party will notify the US Administrative Agent and the Lenders thereof, and, if requested by the US Administrative Agent or the Required Lenders, the applicable Loan Party will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be


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necessary or reasonably requested by the US Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties.

     (f) If any material assets (including any Real Property or improvements thereto or any interest therein) are acquired by any UK Loan Party after the Effective Date (other than assets constituting Collateral under the UK Debenture that become subject to the Lien in favor of the European Administrative Agent upon acquisition thereof), such UK Loan Party will notify the European Administrative Agent and the Lenders, and, if requested by the European Administrative Agent or the Required Lenders, the applicable UK Loan Party will cause such assets to be subjected to a Lien securing the Secured Obligations owed by such UK Loan Party and will take such actions as shall be necessary or reasonably requested by the European Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

     (g) If any material assets (including any Real Property or improvements thereto or any interest therein) are acquired by the Belgian Borrower in Belgium after the Effective Date (other than assets constituting Collateral under the Belgian Security Agreement that become subject to the Lien in favor of the European Administrative Agent upon acquisition thereof), the Belgian Borrower will notify the European Administrative Agent and the Lenders, and, if requested by the European Administrative Agent or the Required Lenders, the Belgian Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations owed by the Belgian Borrower and will take such actions as shall be necessary or reasonably requested by the European Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

     (h) If any Subsidiary of a Loan Party that has been designated as an Inactive Subsidiary shall cease to be dormant and shall start to conduct any business or generate any sales or shall at any time own, or have rights to assets, with a fair market value in excess of $500,000 or the Dollar Equivalent thereof, then, the Company shall send prompt written notice of such activities to the Administrative Agents and upon the written request of any Administrative Agent or the Required Lenders shall cause such Subsidiary to satisfy the conditions set forth in this Section 5.14 above for Subsidiaries that are not Inactive Subsidiaries.

     (i) Notwithstanding anything herein to the contrary, any Subsidiary that guarantees the Convertible Notes shall be required to become a Loan Guarantor simultaneously with its guaranty of the Convertible Notes and to satisfy the other conditions of this Section 5.14.

     SECTION 5.15. Full Cash Dominion; Collateral Deposit Account; Lock Boxes, Collections, Etc.

     (a) All cash, checks or other similar payments relating to or constituting payments made in respect of the Collateral will be deposited by the Loan Parties into a deposit account which shall be subject to a Control Agreement (a "Collateral Deposit Account"), which Collateral Deposit Accounts are identified as such on Schedule 5.15. All funds deposited into a Collateral Deposit Account (except for the JP Morgan Receivables Accounts (as such term is defined in the UK Debenture) with respect to the UK Loan Parties and the accounts subject to


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the UK Account Charge and the account charged by way of the Belgian Security
Agreement with respect to the Company) will be (a) prior to the occurrence of a Full Cash Dominion Event, available for withdrawal by the Loan Parties and (b) subsequent to the occurrence of a Full Cash Dominion Event, the Loan Parties shall have no access to the funds contained in the Collateral Deposit Accounts and such funds shall be swept on a daily basis into a collection account, in the name of Chase, maintained by the Loan Parties with Chase (the "Collection Account"). For the avoidance of doubt, no Loan Party shall have access to any funds on deposit in any of the JP Morgan European Accounts.

     (b) Within 60 days after the Effective Date each US Loan Party shall direct all of its Account Debtors to forward payments directly to a lock box service (the "Lock Boxes") with the bank(s) set forth in Schedule 5.15, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise satisfactory to the US Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the US Administrative Agent granted under the Loan Documents and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a "Lock Box Agreement"). The Administrative Agents shall have sole access to the Lock Boxes at all times and each Loan Party shall take all actions necessary to grant the US Administrative Agent such sole access. At no time shall any Loan Party remove any item from the Lock Box or, following the occurrence of a Full Cash Dominion Event, from a Collateral Deposit Account, without the US Administrative Agent's prior written consent. If any US Loan Party should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from an Administrative Agent, such Administrative Agent shall, notwithstanding anything to the contrary, be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, any US Loan Party receives any proceeds of any Collateral, such US Loan Party shall receive such payments as the US Administrative Agent's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Collateral received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement will be swept on a daily basis into the Collection Account.

     (c) Before opening or replacing any Collateral Deposit Account or establishing a new Lock Box, each Loan Party shall (a) obtain the Administrative Agents' consent in writing to the opening of such Collateral Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account, to enter into a Control Agreement with the Administrative Agents in order to give the Administrative Agents UCC Control of such Collateral Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the US Administrative Agent (or similar provision of other law) in order to give the US Administrative Agents UCC Control of the Lock Box. In the case of Collateral Deposit


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Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of this Agreement regarding setoffs.

     (d) The Administrative Agents shall hold and apply funds received into the Collection Account as provided by the terms of this Section 5.15(d). All amounts deposited in the Collection Account shall be deemed received by the Administrative Agents in accordance with Section 2.17 of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by the Administrative Agents in accordance with Section 2.09 or 2.17(b), as the case may be; provided that, so long as no Event of Default has occurred and is continuing, collections of the UK Borrowers and the Belgian Borrower which are received into the Collection Account, and which exceed the then outstanding Eurocurrency Loans bearing interest at the Alternate Eurocurrency Base Rate, shall remain in the Collection Account until the next day on which there is outstanding a Eurocurrency Loan bearing interest at the Alternate Eurocurrency Base Rate to which such funds may be applied. The Administrative Agents shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.09 or 2.17(b), as the case may be, to be deposited in a special non-interest bearing cash collateral account with the US Administrative Agent and held there as security for the Secured Obligations. No Loan Party shall have control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.17 unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agents into the Loan Parties' general operating account with the applicable Administrative Agent. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by Administrative Agents or any Lender to collect such deficiency.

     (e) Each US Loan Party recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the US Administrative Agent on the date received. In consideration of the US Administrative Agent's agreement to conditionally credit the applicable Collateral Deposit Account or Collection Account as of the Business Day on which such Administrative Agent receives those checks, notes, drafts or other items of payment, each US Loan Party agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the US Administrative Agent on account of the Obligations one
(1) Business Day after confirmation to the US Administrative Agent by the bank in which a Lock Box or other account of a US Loan Party is maintained that such items of payment have been collected in good funds and finally credited to the US Administrative Agent's account, provided, however, that if Chase is the bank in which such Lock Box or other account is maintained, all items of payment shall be deemed applied by the US Administrative Agent on account of the Obligations two (2) Business Days after such items have been collected in good funds. The US Administrative Agent is not required to credit any Collection Account or any other account maintained for any US Loan Party for the amount of any item of payment which is unsatisfactory to such Administrative Agent and the US Administrative Agent may charge any US Loan Party's account for the amount of any item of payment which is returned to the US Administrative Agent unpaid.


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     (f) All new invoices generated by any UK Loan Party or the Belgian Borrower after the Effective Date shall be paid by the Account Debtors directly to the JP Morgan European Accounts and each UK Loan Party and the Belgian Borrower shall use all reasonable endeavors to procure that Account Debtors make payments in respect of invoices existing on the date of the signing of this Agreement into the relevant JP Morgan Receivables Accounts. If any UK Loan Party should refuse or neglect to notify any Account Debtor to forward payments directly to the JP Morgan European Account after notice from an Administrative Agent, such Administrative Agent shall, notwithstanding anything to the contrary, be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, any UK Loan Party or the Belgian Borrower receives any proceeds of any Collateral, such UK Loan Party or the Belgian Borrower shall receive such payments as the European Administrative Agent's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Collateral received by it to the relevant JP Morgan European Account.

     SECTION 5.16. Benefit Plans Payments. The Loan Parties and all ERISA Affiliates shall make all required contributions under each Plan and each Foreign Employee Benefit Plan or Plans which, if not made, could result in a Material Adverse Effect unless such payment is being contested pursuant to
Section 5.05.

     SECTION 5.17. Foreign Intellectual Property. To the extent that the neither Administrative Agent has a security interest on all or any portion of the intellectual property of any Loan Party after the Effective Date, such Loan Party, if requested by any Administrative Agent, agrees, from time to time, to take all actions necessary to provide to such Administrative Agent a first priority Lien in such intellectual property (wherever located or registered) to the extent so requested and to execute such agreements, certificates, schedules and documents with respect to the intellectual property owned by it and any information required in connection with the filing or recordation of the Lien in favor of such Administrative Agent in such intellectual property.

     SECTION 5.18. Post Closing Covenant. Each of the Loan Parties hereby agrees to satisfy each of the conditions set forth in Schedule 5.18 within the time period set forth for each such item on such schedule, each item to be in form and substance reasonably acceptable to the Administrative Agents.

                                  ARTICLE VI.

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

     SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

     (a) the Secured Obligations;


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     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) hereof;

     (c) intercompany Indebtedness between the Borrowers;

     (d) Guarantees by a Borrower of Indebtedness of any Subsidiary thereof and Guarantees by any Subsidiary of a Borrower of Indebtedness of a Borrower or any other Subsidiary of a Borrower; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by a Borrower or any Subsidiary of a Borrower that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

     (e) Indebtedness of any Loan Party to any Subsidiary thereof and of any such Subsidiary to a Loan Party or any other Subsidiary of a Loan Party; provided that (i) the Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agents;

     (f) Indebtedness of a Borrower or any Subsidiary of a Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (h) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $5,000,000 at any time outstanding;

     (g) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (f), (h), (j) and (k) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agents and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;


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     (h) Indebtedness owed to any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

     (i) Indebtedness of any Borrower or any Subsidiary thereof in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

     (j) unsecured Indebtedness of the Company in respect of the Convertible Notes; and

     (k) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

     SECTION 6.02. Liens. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Loan Documents;

     (b) Permitted Encumbrances;

     (c) any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

     (d) Liens on fixed or capital assets acquired, constructed or improved by a Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Borrower or Subsidiary thereof;

     (e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by a Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;

     (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;


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     (g) Liens arising out of sale and leaseback transactions permitted by
Section 6.06;

     (h) Liens on cash securing Swap Obligations in aggregate amount not in excess of $500,000; and

     (i) Liens granted by a Subsidiary of a Borrower that is not a Loan Party in favor of a Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary.

     Notwithstanding the foregoing, none of the Liens permitted pursuant to this
Section 6.02 may at any time attach to any Loan Party's (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above, (2) Inventory and (3) Real Property, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clause (a) above.

     SECTION 6.03. Fundamental Changes.

     (a) No Loan Party will, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing: (i) any Subsidiary of any Borrower may merge into or amalgamate with such Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party (other than a Borrower) in a transaction in which the surviving or amalgamated entity is a Loan Party and
(iii) any Subsidiary that is not a Loan Party (including any Inactive Subsidiary) may liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Company and its Consolidated Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04. Investments, Loans, Advances and Guarantees. No Loan Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any Acquisition or any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such Acquisition or merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

     (a) Permitted Investments, subject to control agreements in favor of the Administrative Agents for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the applicable Administrative Agent for the benefit of the applicable Lenders;


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     (b) investments in existence on the date of this Agreement and described in
Schedule 6.04;

     (c) (i) investments by the Company in the Loan Parties and by the Loan Parties and their respective Subsidiaries in Equity Interests in their respective Subsidiaries, (ii) loans or advances made by a Loan Party to any Subsidiary thereof and made by any Subsidiary to any Loan Party or any other Subsidiary and (iii) Guarantees constituting Indebtedness permitted by Section 6.01; provided that

               (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Documents (to the extent required pursuant to the applicable provisions of Section 5.14(b), (c) and
          (d)),

               (B) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the US Security Agreement (or the UK Debenture or the Belgian Security Agreement, as applicable) and

               (C) excluding any such investments described in Schedule 6.04, the aggregate of the amount of investments by Loan Parties in Subsidiaries that are not Loan Parties under clause (c)(i) above plus outstanding intercompany loans and/or advances permitted under clause
          (c)(ii) above plus the outstanding Guarantees permitted under clause
          (c)(iii) above shall not exceed $5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs),

               (D) no Loan Party shall make any additional investment in any Inactive Subsidiaries; and

               (E) the Company may make up to $5,600,000 in additional investments in BSC to fund the costs related to environmental remediation of its 835 North Cassady Avenue, Columbus, Ohio property;

     (d) unsecured Guarantees of the Indebtedness of Calgon Mitsubishi Chemical Corporation in an aggregate amount not exceeding $3,000,000 at any one time;

     (e) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $750,000 in the aggregate at any one time outstanding;

     (f) subject to Sections 4.2(a) and 4.4 of the US Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

     (g) investments in the form of Swap Agreements permitted by Section 6.07;


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     (h) investments of any Person existing at the time such Person becomes a
Subsidiary of a Borrower or consolidates or merges with a Borrower or any of its Subsidiaries so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

     (i) investments received in connection with the dispositions of assets permitted by Section 6.05;

     (j) investments constituting deposits described in clauses (c) and (d) of the definition of the term "Permitted Encumbrances;" and

     (k) investments consisting of the acquisition of controlling Equity Interests in, or all or substantially all of the assets or a material division or line of business of (each, a "Permitted Acquisition") of, a Person in a business permitted under Section 6.03(b) and which meet the following criteria:

          (i) each such Acquisition shall have been approved by the board of directors (and, if required under applicable law, the equity holders) of the entity to be acquired if such approval is required:

          (ii) no Default shall have occurred and be continuing under the Loan Documents immediately prior to and after giving effect to the proposed Acquisition;

          (iii) as soon as available, but not less than 30 days prior to such Acquisition, the Company has provided the Administrative Agents (i) notice of such Acquisition and (ii) copies of all business and financial information reasonably requested by any Administrative Agent;

          (iv) in connection with each such Acquisition, the Loan Parties shall submit to the Administrative Agents, at least ten (10) US Business Days prior to the closing of such Acquisition:

               (A) Pro Forma Financial Statements which demonstrate, on a pro forma basis (1) a Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters of not less than 1.15 to 1.00, and (2) an Available Revolving Commitment as of the date of the consummation of such Permitted Acquisition of not less than $25,000,000; and

               (B) a certificate of a Financial Officer of the Company in substantially the form of Exhibit C certifying that the Pro Forma Financial Statements present fairly in all material respects the financial condition of the Company on a Consolidated Basis as of the date thereof after giving effect to such Acquisition and setting forth reasonably detailed calculations demonstrating compliance with the minimum Fixed Charge Coverage Ratio and the minimum Available Revolving Commitment set forth in clause (A) above and which shall include a representation and warranty as to compliance with each of the other requirements of this Section 6.04(k);


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          (v) the aggregate consideration paid by Loan Parties for Permitted
     Acquisitions consummated after the Effective Date (including for this purpose all transaction costs and all Indebtedness and any earn out payments or similar obligations incurred or assumed in connection with all such Permitted Acquisitions and the proposed Acquisition or otherwise reflected in the balance sheet of the Company on a Consolidated Basis) shall not exceed $10,000,000 in any fiscal year or $25,000,000 in the aggregate;

          (vi) if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of any Borrowing Base and the Administrative Agents elect in their sole discretion, the Administrative Agents shall have conducted an audit and field examination and appraisal of such Accounts and Inventory to their satisfaction;

          (vii) in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Administrative Agents in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated;

          (viii) if such Acquisition is structured as a merger involving a Loan Party or any Subsidiary and a Person that is not a Subsidiary, such Loan Party or such Subsidiary will be the surviving corporation;

          (ix) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect; and

          (x) if, as a result of such investment, a new Subsidiary is formed or acquired, the Loan Parties shall comply with the provisions of Section 5.14.

     SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to a Borrower or another Subsidiary thereof in compliance with Section 6.04), except:

     (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

     (b) sales, transfers and dispositions to a Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

     (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;


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     (d) sales, transfers and dispositions of investments permitted by clauses
(i) and (k) of Section 6.04;

     (e) sale and leaseback transactions permitted by Section 6.06;

     (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Borrower or any Subsidiary thereof;

     (g) sale of the ISEP Business or the Containment Business; and

     (h) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary of a Borrower unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $2,500,000 during any fiscal year of the Company; provided further that sales, transfers and dispositions in excess of $2,500,000 shall be permitted if the Net Proceeds thereof in excess of $2,500,000 are applied to prepay the Revolving Loans and permanently reduce the Total Revolving Commitments (and for any sale of assets of a UK Loan Party or the Belgian property of the Belgian Borrower, the UK Revolving Sublimit or the Belgian Revolving Sublimit, as applicable) by the amount of such prepayment as provided in Section 2.10(e) and not less than five (5) US Business Days prior to any such sale, transfer or disposition, the Company shall deliver to the Administrative Agent a Borrowing Base Certificate for the applicable Borrowing Base in respect of the assets to be sold, transferred or otherwise disposed of and such Borrowing Base Certificate shall demonstrate that the US Availability, UK Availability or Belgian Availability, as applicable depending on the assets sold, transferred or disposed of, shall not be reduced by an amount greater than the Net Proceeds to be received by the Loan Parties and applied to the prepayment of the Revolving Loans pursuant to Section 2.10(a); provided further however that the Loan Parties shall not be required to make any prepayments of the Revolving Loans or reduce the Total Revolving Commitments under the second proviso above until the aggregate amount of such Net Proceeds in excess of $2,500,000 equal $500,000 and then the Loan Parties shall be required to prepay the total amount in excess of $2,500,000;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.

     SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which a Borrower or any Subsidiary thereof has actual exposure (other than those in respect of Equity Interests of a Borrower or any of its Subsidiaries), and (b) Swap


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Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary thereof.

     SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

     (a) No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except

          (i) the Company may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock,

          (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and

          (iii) no Default shall have occurred and be continuing or caused thereby, the Company may make Restricted Payments in cash as follows:

               (A) pursuant to and in accordance with stock compensation plans or other benefit plans for management or employees of the Company and its Consolidated Subsidiaries;

               (B) as dividends to its shareholders not to exceed $6,000,000 in the aggregate during any fiscal year; and

               (C) in connection with the repurchase, redemption, retirement or other acquisition of outstanding shares of its common stock in an aggregate amount after the Effective Date not to exceed $10,000,000;

     provided that at least seven (7) days prior to the making of any such Restricted Payment, the Company shall have delivered to the Administrative
     Agents:

                    (x) Pro Forma Financial Statements which demonstrate, on a pro forma basis (1) a Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters of not less than 1.15 to 1.00, and (2) an Available Revolving Commitment as of the date of the making of such Restricted Payment of not less than $25,000,000; and

                    (y) a certificate of a Financial Officer of the Company in substantially the form of Exhibit C certifying that the Pro Forma Financial Statements present fairly in all material respects the financial condition of the Company on a Consolidated Basis as of the date thereof after giving effect to such Restricted Payment and setting forth reasonably detailed calculations demonstrating compliance with the minimum Fixed Charge


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               Coverage Ratio and the minimum Available Revolving Commitment required pursuant to clause (x) above.

     (b) No Loan Party will, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

          (i) payment of Indebtedness created under the Loan Documents;

          (ii) regularly scheduled payments of principal and interest as and when due in respect of any Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01; and

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

     SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary thereof that is a Loan Party not involving any other Affiliate,
(c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under
Section 6.04, (g) the payment of reasonable fees to directors of the Company who are not employees of such Borrower or any Subsidiary thereof, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock compensation and stock ownership plans approved by the board of directors of the Company or its designated committees (or, as to any such agreements or plans involving Subsidiaries of the Company, approved by the board of each such Subsidiary).

     SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to a Borrower or any other Subsidiary thereof or to Guarantee Indebtedness of a Borrower or any


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other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, (b) the documentation governing any Material Indebtedness or (c) the Convertible Note Indenture, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

     SECTION 6.12. Fixed Charge Coverage Ratio. Commencing with the last day of the fiscal quarter during which US Availability for the first time during the term hereof is less than Eleven Million Dollars ($11,000,000), and as of the last day of each fiscal quarter thereafter, the Fixed Charge Coverage Ratio shall not be less than 1.10 to 1.00.

     SECTION 6.13. Centre of Main Interest. No UK Borrower shall, without the prior written consent of the European Administrative Agent, transfer or allow to change its registered office or, its Centre of Main Interests, or maintain an Establishment in any jurisdiction other than England and Wales or Scotland.

     SECTION 6.14. Government Regulation. The Borrowers shall not (1) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Administrative Agent or Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (2) fail to provide documentary and other evidence of such Borrower's identity as may be requested by any Administrative Agent or Lender at any time to enable such Administrative Agent or Lender to verify such Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

     SECTION 6.15. UK Share Restriction. No Loan Party will, nor will it permit any of its Subsidiaries to, issue or create any further shares in any UK Loan Party, nor to subdivide the existing shares in any UK Loan Party.


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                                  ARTICLE VII.

                                Events of Default

     SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

     (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) any Borrower shall fail, within three (3) US Business Days after the due date therefor, to pay any interest on any Loan or any fee or any other amount payable under this Agreement, when and as the same shall become due and payable;

     (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

     (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party's existence) or 5.08 or in Article VI;

     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five days after the earlier of the occurrence of such breach or receipt of notice of such breach from either Administrative Agent to the applicable Borrowing Representative (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.06, 5.09, 5.10 or 5.12 of this Agreement or (ii) 15 days after the earlier of the occurrence of such breach or receipt of notice of such breach from either Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

     (f) any Loan Party or any Subsidiary thereof shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;


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     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a US Loan Party or any US Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, administrator, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any US Loan Party or any US Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) any US Loan Party or any US Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such US Loan Party or US Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or the value of the assets of any Loan Party or any Subsidiary of any loan Party is less than its liabilities or a moratorium is declared in respect of any indebtedness of such party;

     (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (or its equivalent) (and which is not fully covered (excluding any customary deductible) by insurance) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment described in subclause (i) of this clause (k); (iii) any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(iv) notwithstanding the forgoing subclauses of this clause (k), in respect of any assets of any UK Borrower, the Belgian Borrower or any Subsidiary thereof, any expropriation, attachment, sequestration, distress or diligence or execution affects any asset or assets of any UK Borrower, the Belgian Borrower or any Subsidiary thereof and is not discharged within a period of 14 consecutive days;

     (l) an ERISA Event or Foreign Pension Plan Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA or Foreign Pension Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;


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     (m) a Change in Control shall occur;

     (n) the occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

     (o) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

     (p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

     (q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

     (r) any Loan Party is convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $500,000;

     (s) any corporation action, legal proceedings or other procedure or step is taken in relation to any UK Borrower for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme or arrangement or otherwise) of such UK Borrower other than a solvent liquidation; (ii) a composition, assignment or arrangement with any creditor, or (ii) the appointment of a liquidator, receiver, administrative receiver, judicial factor, trustee in bankruptcy, compulsory manager or other office in respect of such UK Borrower or the assets of any of them;

     (t) any corporation action, legal proceedings or other procedure or step is taken in relation to the Belgian Borrower for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme or arrangement or otherwise) of the Belgian Borrower other than a solvent liquidation; (ii) a composition, assignment or arrangement with any creditor, or (ii) the appointment of a liquidator, receiver, administrative receiver, judicial factor, trustee in bankruptcy, compulsory manager or other office in respect of the Belgian Borrower or its assets;


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

     (u) the occurrence of any "Fundamental Change" (as such term is defined in the Convertible Note Indenture) or the occurrence of any other event which permits the holders of the Convertible Notes to require the Company to redeem any of the Convertible Notes; or

     (v) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, natural disaster or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower if any such event or circumstance would reasonably be likely to have a Material Adverse Effect on the Company, any US Borrower, any UK Borrower, the Belgian Borrower or on the Borrowers taken as a whole, the Collateral or the Administrative Agents' Liens thereon or the practical realization of the benefits of Administrative Agents' and Lenders' rights and remedies hereunder;

then, and in every such event (other than an event with respect to a Borrower described in clause (h), (i), (s) or (t) of this Article), and at any time thereafter during the continuance of such event, the US Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; and in case of any event with respect to the Borrower described in clause (h), (i), (s) or (t) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, either Administrative Agent may, and at the request of the applicable Required Lenders shall, exercise any rights and remedies provided to such Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and any other relevant jurisdiction.

                                  ARTICLE VIII.

                            The Administrative Agents

     Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agents as its agent and authorizes the Administrative Agents to take such actions on its behalf, including execution of the other Loan Documents to which an Administrative Agent is a party, and to exercise such powers as are delegated to each such Administrative Agent, respectively, by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.


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     Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Administrative Agent hereunder.

     No Administrative Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) an Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) an Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, such Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Administrative Agent or any of its Affiliates in any capacity. An Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. An Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Administrative Agent by a Borrower or a Lender, and the Administrative Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document,
(v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.

     Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.


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     Each Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by each Administrative Agent. Each Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of (i) each Administrative Agent and (ii) any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, an Administrative Agent may resign at any time by notifying the Lenders, the other Administrative Agents, the Issuing Banks and the Borrowing Representatives. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowing Representatives, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York and/or a successor European Administrative Agent which shall be a commercial bank with an office in London, England, as applicable, or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of any Administrative Agent; (b) each Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and
(ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information
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rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that the Administrative Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     None of the rights or obligations of any Administrative Agent under any Loan Document may be amended, supplemented or otherwise modified without the prior written consent of such Administrative Agent and the Required Lenders.

     The designation of J.P. Morgan Securities Inc. as "Sole Bookrunner and Sole Lead Arranger" shall not confer upon any of such entities any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Lenders, or Affiliates thereof, so identified as a "lead arranger" or "bookrunner" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the parties so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX.

                                  Miscellaneous

     SECTION 9.01. Notices.

     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i) if to any Loan Party, to the Company at:

          Calgon Carbon Corporation
          400 Calgon Carbon Drive
          Pittsburgh, Pennsylvania 15230-0717
          Attention: Leroy Ball, CFO
          Telephone: 412-787-6775
          Facsimile: 412-787-4511


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          with a copy to:

          Calgon Carbon Corporation
          400 Calgon Carbon Drive
          Pittsburgh, Pennsylvania 15230-0717
          Attention: Dennis Sheedy, Vice President and General Counsel
          Telephone: 412-787-6786
          Facsimile: 412-787-4511

          (ii) if to the US Administrative Agent:

          JPMorgan Chase Bank
          530 Fifth Avenue, 8th Floor
          New York, New York 10036
          Attention: Calgon Account Executive
          Telephone: 212-899-1187
          Facsimile: 212-899-2929

          With a copy to:

          JPMorgan Chase Bank, N.A.
          120 S. LaSalle St., 8th Floor
          Chicago, Illinois 60603
          Attention: Calgon Collateral Specialist
          Telephone: 312-661-9601
          Facsimile: 312-661-9604

          (iii) if to the European Administrative Agent, at:

          J.P. Morgan Europe Limited
          125 London Wall
          Floor 9
          EC2Y 5AJ
          London, United Kingdom
          Attention: Stephen Clarke
          Telephone: +44 (0) 20 7325 5424
          Fax: +44 (0) 20 7777 2360

          With a copy to:

          JPMorgan Chase Bank
          530 Fifth Avenue, 8th Floor
          New York, New York 10036
          Attention: Calgon Account Executive
          Telephone: 212-899-1187
          Facsimile: 212-899-2929


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          (iv) if to the Issuing Bank, with respect to Letters of Credit issued for the UK Borrowers or the Belgian Borrower, at:

          J.P. Morgan Europe Limited
          125 London Wall
          Floor 9
          EC2Y 5AJ
          London, United Kingdom
          Attention: Stephen Clarke
          Telephone: +44 (0) 22 7325 5424
          Facsimile: +44 (0) 20 7777 2360

          (v) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the respective Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the applicable Administrative Agent and the applicable Lender. An Administrative Agent or either Borrowing Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

     SECTION 9.02. Waivers; Amendments.

     (a) No failure or delay by an Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any


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abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether an Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the US Administrative Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agents may make Protective Advances as set forth in Section 2.04), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of US Borrowing Base, UK Borrowing Base or Belgian Borrowing Base or add new categories of eligible assets, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (viii) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent or Issuing Bank without the prior written consent of such Administrative Agent or Issuing Bank, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

     (c) The Lenders hereby irrevocably authorize the Administrative Agents, at their option and in their sole discretion, to release any Liens granted to the
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the Loan Parties on any Collateral (i) upon the termination of the all
Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the applicable Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and such Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agents and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agents will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agents may in their discretion, release their Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (d) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then a Borrowing Representative may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowing Representatives and the Administrative Agents shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement
(1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver.

     (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the origination, arrangement, syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation


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and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agents, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

          (i) appraisals and insurance reviews;

          (ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the US Administrative Agent or the internally allocated fees for each Person employed by the US Administrative Agent with respect to each field examination;

          (iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the US Administrative Agent;

          (iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the US Administrative Agent's Liens;

          (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

          (vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the applicable Borrower as Revolving Loans or to another deposit account, all as described in
Section 2.18(c).

     (b) Each Borrower agrees to indemnify the Administrative Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and/or to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the


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proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to an Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro-rata share" shall be determined based upon its share of the sum of the aggregate amount of the total Commitment at the time.

     (d) To the extent permitted by applicable law, none of the Borrowers shall assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related


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Parties of each of the Administrative Agents, each Issuing Bank and the Lenders)
any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and its participation in Letters of Credit); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or if an Event of Default has occurred which is then continuing, each of the Company, the Administrative Agents and the Issuing Banks must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender to be assigned to an assignee other than a Lender or an Affiliate of a Lender pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the US Administrative Agent otherwise consent to a lesser amount, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (for avoidance of doubt this clause (iii) requires that any partial assignment of a Lender's Total Revolving Commitment shall also result in a proportionate assignment of the assigning Lender's rights and obligations in respect of each of its UK Revolving Sublimit and UK Revolving Exposure and its Belgian Revolving Sublimit and Belgian Revolving Exposure, (iv) each partial assignment shall be made as a pro rata assignment of the assigning Lender's (X) UK Revolving Sublimit, UK Revolving Exposure and UK LC Exposure, (Y) Total Revolving Commitment, US Revolving Exposure and US LC Exposure and (Z) Belgian Revolving Sublimit, Belgian Revolving Exposure and Belgian LC Exposure, (v) the parties to each such assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500 and (vi) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws; provided further that any consent of the Company otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recordation in the Register pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five US Business Days after the execution and recordation thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this


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Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The US Administrative Agent shall furnish to the European Administrative Agent a copy of each Assignment and Acceptance with respect to a UK Revolving Sublimit and a Belgium Revolving Sublimit. The US Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the applicable Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it hereunder, the applicable Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agents or the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the Loan Documents and to approve any amendment, supplement, modification or waiver of any provision of this Agreement or the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each


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Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

     (f) Any Lender may at any time grant, pledge, hypothecate or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any grant, pledge, hypothecation or assignment to secure obligations to a Federal Reserve Bank, and none of the restrictions or conditions set forth in this Section 9.04 related to any such grant, pledge, hypothecation or assignment shall apply to any such grant, pledge, hypothecation or assignment of a security interest; provided that no such grant, pledge, hypothecation or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee, pledgee, hypothecatee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that an Administrative Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each of


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the Administrative Agents and when the US Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If one or more Events of Default shall have occurred and be continuing, each Lender shall have the right, in addition to and not in limitation of any right which any such Lender may have under applicable law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or its Affiliates to or for the credit or the account of any of the Borrowers against any of and all the obligations of any of the Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE SECURED OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

     SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE


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CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS
5-1401 AND 5-1402).

     (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that an Administrative Agent, an Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any of the Borrowers or their respective properties in the courts of any jurisdiction.

     (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) Each of the UK Borrowers hereby irrevocably designates, appoints and empowers Calgon Carbon Corporation, 400 Calgon Carbon Way, Pittsburgh, Pennsylvania 15230-0717, Attention: Dennis Sheedy, General Counsel (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made in the manner provided for notices in Section 9.01 with a copy of such process to the UK Borrower Representative in care of the Process Agent in the Process Agent's above address, and each of the UK Borrowers and the Belgian Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the UK Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT


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IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrowing Representatives or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to an Administrative Agent, an Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from any of the Borrowers relating to the Borrowers or their business, other than any such information that is available to an Administrative Agent, an Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any of the Borrowers; provided that, in the case of information received from any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Subject to any restrictions under applicable law with respect to the disclosure of material non-public information, the Borrowers agree that the Administrative Agents may provide any information or knowledge the Administrative Agents may have about any Borrower or about any matter relating to this


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Agreement or the Loan Documents to JPMorgan Chase & Co., or any of its
subsidiaries or affiliates or their successors.

     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

     SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

     SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address, taxpayer identification number and other information of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

     SECTION 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the US Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.


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     SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the US Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the US Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the US Administrative Agent thereof, and, promptly upon the US Administrative Agent's request therefor shall deliver such Collateral to the US Administrative Agent or otherwise deal with such Collateral in accordance with the US Administrative Agent's instructions.

     Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, a Lender or potential Lender (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation
Section 1.6011-4) contemplated herein and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction (as defined in United States Treasury Regulation
Section 1.6011-4) unless such information is related to such tax treatment and tax structure.

     SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate (or, in the case of amounts denominated on Optional Currency, the rate from time to time determined by the European Administrative Agent to represents its cost of overnight funds in such Optional Currency) to the date of repayment, shall have been received by such Lender.

     SECTION 9.18. Subordination. Each Loan Party hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Loan, howsoever arising, to the prior indefeasible payment in full of all Obligations.

     SECTION 9.19. Consent to Assignment. Each UK Loan Party consents and agrees to the pledge by any US Loan Party pursuant to the US Security Agreement to the US Administrative Agent of any indebtedness, promissory note or other obligation payable by such UK Loan Party to such US Loan Party.


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                                   ARTICLE X.

                                  Loan Guaranty

     SECTION 10.01. Guaranty. Subject to the provisions of Section 11.03, each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by any Administrative Agent, any Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Guaranteed Obligations"). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

     SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an "Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

     SECTION 10.03. No Discharge or Diminishment of Loan Guaranty.

     (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:
(i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any of the Borrowers or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Administrative Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

     (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any


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provision of applicable law or regulation purporting to prohibit payment by any
Obligated Party, of the Guaranteed Obligations or any part thereof.

     (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

     SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

     SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agents, each Issuing Bank and the Lenders.


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     SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Administrative Agent, any Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

     SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

     SECTION 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

     SECTION 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     SECTION 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor's "Maximum


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Liability"). This Section with respect to the Maximum Liability of each Loan
Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor's obligations hereunder beyond its Maximum Liability.

     SECTION 10.11. Contribution. In the event any Loan Guarantor (a "Paying Guarantor") shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any applicable Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from any applicable Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor's Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.


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                                   ARTICLE XI.

                                Borrowing Agency

     SECTION 11.01. Borrowing Agency Provisions; Several Nature of Borrowers.

     (a) Each US Borrower hereby irrevocably designates the US Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such US Borrower or US Borrowers, and hereby authorizes such Borrower Representative to pay over or credit all loan proceeds hereunder in accordance with the request of such Borrowing Representative. Each UK Borrower hereby irrevocably designates the UK Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such UK Borrower or the UK Borrowers, and hereby authorizes such Borrower Representative to pay over or credit all loan proceeds hereunder in accordance with the request of such Borrowing Representative.

     (b) The handling of this credit facility as a co-borrowing facility with Borrowing Representatives in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of any Administrative Agent, any Issuing Bank or any Lender shall incur liability to the Borrowers or any of them as a result thereof. To induce each Administrative Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies each Administrative Agent, each Issuing Bank and each Lender and holds each Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Administrative Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by any Administrative Agent, any Lender or any Issuing Bank on any request or instruction from any Borrowing Representative or any other action taken by Agent, any Lender or any Issuer with respect to this Section 11.01 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

     (c) Subject to the provisions of Sections 11.03, all Secured Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Secured Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by any Administrative Agent or any Lender to any Loan Party, failure of any Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of any Administrative Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by any Administrative Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Administrative Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party's Secured Obligations or the lack thereof.


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     SECTION 11.02. Waivers. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Secured Obligations hereunder, or against or with respect to the other Loan Parties' property (including, without limitation, any property which is Collateral for the Secured Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Secured Obligations. Each Loan Party hereby waives all suretyship defenses. Each Borrower hereby agrees that the other waiver provisions applicable to each Guarantor under the provisions of Article X of this Agreement, shall be applicable to each Borrower, as if each Borrower were also a Guarantor.

     SECTION 11.03. Limitation on Liability of UK Loan Parties. Subject to
Section 2.22, it is the intent of the parties and the parties hereby agree that, notwithstanding any provision of this Agreement or any of the other Loan Documents, the UK Borrowers shall not be liable for any Obligations of the US Borrowers or the Belgian Borrower, the present and future assets of the UK Loan Parties shall not be subject to any Liens, claim or action by any Administrative Agent or the Lenders to satisfy any Obligations of the US Borrowers or the Belgian Borrower, and none of the Administrative Agents nor the Lenders shall have any recourse under this Agreement or the other Loan Documents against the UK Loan Parties or any of their assets in respect of any Obligations of the US Borrowers or the Belgian Borrower. All amounts paid by the UK Loan Parties and all value derived from their assets shall be applied only to Obligations of the UK Loan Parties. As and when the Obligations owing in respect of UK Borrowings and UK LC Exposure due and owing from the UK Loan Parties have been reduced to zero, and the agreement of the European Administrative Agent and the Lenders to make any further UK Revolving Loans or issue any Letters of Credit on behalf of any UK Borrower shall have irrevocably terminated (such date being referred to herein as the "UK Release Date"), then the UK Loan Parties shall cease to be Borrowers and shall cease to be Loan Guarantors and shall be entitled to be released and discharged from all obligations under this Agreement and the other Loan Documents, the Administrative Agents and Lenders shall have no further claim against any UK Loan Party or its assets and all provisions of this Agreement that relate to the UK Loan Parties, other than provisions which apply generally to Subsidiaries or Affiliates of the US Borrowers shall cease to have further force and effect. Notwithstanding the foregoing, prior to the UK Release Date, each UK Loan Party shall be liable as a primary obligor and as a Loan Guarantor (as the case may be) for all Obligations owing in respect of UK Borrowings and UK LC Exposure.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CALGON CARBON CORPORATION


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Sr. VP & CFO


                                        CALGON CARBON INVESTMENTS, INC.


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Vice President


                                        BSC COLUMBUS, LLC


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager


                                        CCC COLUMBUS, LLC


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager


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

                                        EXECUTED AND DELIVERED as a Deed by
                                        CHEMVIRON CARBON LIMITED acting by:


                                        Director:  /s/ C. H. S. (Kees) Majoor
                                                  ------------------------------

                                        Director/secretary:  /s/ R. P. Keijzer
                                                            --------------------


                                        EXECUTED AND DELIVERED as a Deed by
                                        WATERLINK (UK) HOLDINGS LIMITED acting
                                        by:


                                        Director:  /s/ C. H. S. (Kees) Majoor
                                                  ------------------------------

                                        Director/secretary:  /s/ R. P. Keijzer
                                                            --------------------


                                        EXECUTED AND DELIVERED as a Deed by
                                        SUTCLIFFE SPEAKMAN LIMITED acting by:


                                        Director:  /s/ C. H. S. (Kees) Majoor
                                                  ------------------------------

                                        Director/secretary:  /s/ R. P. Keijzer
                                                            --------------------


                                        EXECUTED AND DELIVERED as a Deed by
                                        LAKELAND PROCESSING LIMITED acting by:


                                        Director:  /s/ C. H. S. (Kees) Majoor
                                                  ------------------------------

                                        Director/secretary:  /s/ R. P. Keijzer
                                                            --------------------


                                        EXECUTED AND DELIVERED as a Deed by
                                        CHARCOAL CLOTH (INTERNATIONAL) LIMITED
                                        acting by:


                                        Director:  /s/ C. H. S. (Kees) Majoor
                                                  ------------------------------

                                        Director/secretary:  /s/ R. P. Keijzer
                                                            --------------------


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

                                        JPMORGAN CHASE BANK, N.A., as Initial
                                        Lender and as US Administrative Agent


                                        By: /s/ Marc H. Laurri
                                            ------------------------------------
                                        Name: Marc H. Laurri
                                        Title: Vice President


                                        J.P. MORGAN EUROPE LIMITED, as European
                                        Administrative Agent


                                        By: /s/ Paul Hancock
                                            ------------------------------------
                                        Name: Paul Hancock
                                        Title: Senior Vice President


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